Exhibit 4.12

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH

“[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE

SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION

REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2PROMULGATED UNDER THE

SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

S I N G L E – T E N A N T
C O M M E R C I A L / I N D U S T R I A L  L E A S E  ( N N N )

800 Corporate Way
Fremont, CA

LANDLORD:

BPP PACIFIC INDUSTRIAL CA NON-REIT OWNER 2 LLC,
a Delaware limited liability company

TENANT:

ORCHARD THERAPEUTICS NORTH AMERICA,
a California corporation

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EXHIBITS:

Exhibit APremises Site Plan

Exhibit BPremises Floor Plan

Exhibit CWork Letter
Exhibit DNotice of Lease Term Dates

Exhibit EEstoppel Certificate

Exhibit FEnvironmental Questionnaire and Disclosure Statement

Exhibit GForm Letter of Credit

RIDERS:

Rider No. 1Extension Option

Rider No. 2Fair Market Rental Rate

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THIS LEASE, entered into as of the 11th day of December, 2018 (the “Effective Date”) for reference purposes, is by and between BPP PACIFIC INDUSTRIAL CA NON-REIT OWNER 2 LLC, a Delaware limited liability company, hereinafter referred to as “Landlord”, and ORCHARD THERAPEUTICS NORTH AMERICA, a California corporation, hereinafter referred to as “Tenant”.

ARTICLE 1 - LEASE SUMMARY AND PROPERTY SPECIFIC PROVISIONS

1.1	Landlord’s Address:c/o LBA Realty LLC 3347 Michelson Drive, Suite 200 Irvine, California 92612 Attn: Alison Vukovich Telephone: (949) 955-9312 E-mail: leasingnotices@lbarealty.com
With copies to:	LBA Realty LLC 3347 Michelson Drive, Suite 200 Irvine, California 92612 Attn: SVP - Operations Telephone: (949) 833-0400 E-mail: leasingnotices@lbarealty.com
For payment of Rent:	BPP Pac Ind CA NonREIT Owner 2 LLC PO Box 741170 Los Angeles, CA 90074-1170

1.2Tenant’s Address:Orchard Therapeutics

2 Seaport Lane, Floor 8
Boston, Massachusetts 02210-2001
Attention: Chief Financial Officer
With copies to:	Orchard Therapeutics Limited 108 Cannon Street
London EC4N 6EU Attention: General Counsel
and
Orchard Therapeutics North America To the Premises
Attn: Stewart Craig
Telephone: (831) 383-9736 E-mail: stewart.craig@orchard-tx.com
and
Dain Torpy
745 Atlantic Avenue
Boston, Massachusetts 02111
Attention: Orchard Therapeutics
Tenant Billing Address:	Orchard Therapeutics
2 Seaport Lane, Floor 8
Boston, Massachusetts 02210-2001

1.3Building:  The Building commonly known as 800 Corporate Way containing approximately 152,995 rentable square feet, as depicted on Exhibit A attached hereto.  Landlord and Tenant stipulate and agree that the aggregate rentable area of the Building is 152,995 rentable square feet, for all purposes of this Lease.

1.4Premises:  The Building and all improvements and facilities situated upon the land as depicted on Exhibit B attached hereto (the “Property”), including all drive aisles, parking areas, sidewalks, walls, landscaping and exterior improvements located on the Property, together with any appurtenant easements and privileges benefitting the Property.

1.5City:  The City of Fremont, County of Alameda, State of California.

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1.6Commencement Date:  The later of execution of this Lease and the date that Landlord, Tenant and Landlord’s Mortgagee agree upon and execute an SNDA as described in Article 26.  The Estimated Commencement Date is December 15, 2018.  The parties shall confirm the actual Commencement by Notice of Lease Term Dates as described in Section 4.1.

1.7Term:  One Hundred Thirty-eight (138) months, commencing on the Commencement Date and ending on May 31, 2030 (“Expiration Date”).

1.8Monthly Base Rent:

Months or Period	Monthly Base Rent
*12/1/18 – 1/31/19	$0.00
**2/1/19 – 7/31/19	Operating Expenses Only
8/1/19 – 7/31/20	$214,193.00
8/1/20 – 7/31/21	$220,618.79
8/1/21 – 7/31/22	$227,237.35
8/1/22 – 7/31/23	$234,054.47
8/1/23 – 7/31/24	$241,076.11
8/1/24 – 7/31/25	$248,308.39
8/1/25 – 7/31/26	$255,757.64
8/1/26 – 7/31/27	$263,430.37
8/1/27 – 7/31/28	$271,333.28
8/1/28 – 7/31/29	$279,473.28
8/1/29 – 5/31/30	$287,857.48

*Monthly Base Rent and Operating Expenses abated from December 1, 2018 through January 31, 2019.

**Monthly Base Rent abated and Tenant to pay Operating Expenses (currently estimated at $0.27 per rentable square foot per month) only from February 1, 2019 through the earlier of (i) July 31, 2019 or (ii) the date when Tenant obtains a certificate of occupancy or equivalent authorization to occupy the Premises (the “Rent Commencement Date”).  Tenant shall commence payment of Monthly Base Rent on the Rent Commencement Date at the monthly rate of $214,193.00 (pro-rated for any partial month); provided, however, that the first annual Monthly Base Rent adjustment (i.e., to $220,618.79) shall occur on August 1, 2020 even if the Rent Commencement Date occurs before August 1, 2019.

1.9Letter of Credit:  $[***], subject to the terms and conditions of Article 6 below.

1.10Permitted Use:  General office, research and development, lab, manufacturing, marketing and other related legal uses, including storage and distribution, subject to the provisions set forth in this Lease and as permitted by law.

1.11Parking:  Subject to Article 11 of this Lease, during the Term, Tenant shall be entitled to utilize all on-site parking spaces upon the Premises, for vehicle parking and storage in compliance with all applicable Laws and zoning regulations.  All responsibility for damage to or loss of vehicles is assumed by the parker except to the extent such damage is caused by the gross negligence or willful misconduct of Landlord or the Landlord Parties, and Landlord shall not be responsible for any such damage or loss by water, fire, defective brakes, the act or omissions of others, theft, or for any other cause.

1.12Brokers:  JLL representing Landlord and Newmark Cornish and Carey representing Tenant.

1.13Interest Rate:  The lesser of:  (a) Ten percent (10%) or (b) the maximum rate permitted by law in the State where the Property is located.

1.14Insurance Amounts:

a.Commercial General Liability Insurance: General liability of not less than One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) in the aggregate.

b.Commercial Automobile Liability Insurance: Limit of liability of not less than One Million Dollars ($1,000,000.00) per accident.

c.Worker’s Compensation and Employers Liability Insurance: With limits as mandated pursuant to the laws in the State in which the Property is located, or One Million Dollars ($1,000,000.00) per person, disease and accident, whichever is greater.

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d.Umbrella Liability Insurance: Limits of not less than Five Million Dollars ($5,000,000.00) per occurrence.

e.Loss of Income, Extra Expense and Business Interruption Insurance: In such amounts as will reimburse Tenant for 12 months of direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises, Tenant’s parking areas or to the Building as a result of such perils.

1.15Tenant Improvement Allowance:  $[***] to be applied and disbursed as provided in the Work Letter, with an additional Roof Allowance of $[***] and HVAC Allowance of [$[***]] to be applied and disbursed as provided in Section 4.4 below.

1.16Operating Expenses, Insurance Costs, Taxes and Management Fee; Triple Net Lease.  Except as otherwise provided herein, all Rent (as that term is defined under Section 5.2 of the Standard Lease Provisions) shall be absolutely net to Landlord so that this Lease shall yield net to Landlord the Rent to be paid each month during the Term of this Lease.  Accordingly, and except as otherwise provided in this Lease, all costs, expenses and obligations of every kind or nature whatsoever relating to the Premises which may arise or become due during the Term of this Lease including, without limitation, all costs and expenses of operation, maintenance, repairs and replacements of the Premises, if any, to the extent not paid directly by Tenant pursuant to this Lease, Insurance Costs and Taxes relating to the Premises, together with a monthly management fee to Landlord equal to [***] (the “Management Fee”) (collectively, “Operating Expenses”) shall be paid by Tenant monthly as additional rent as provided below. Nothing herein contained shall be deemed to require Tenant to pay or discharge any liens or mortgages of any character whatsoever which may exist or hereafter be placed upon the Premises by an affirmative act or omission of (i) Landlord or its agents, employees, contractors or (ii) any prior tenants or occupants of the Building.

a.Estimate Statement.  By the first day of each calendar year during the Term (or as soon as practicable thereafter), Landlord shall deliver to Tenant a statement (“Estimate Statement”) estimating Insurance Costs, Taxes and the Management Fee for the current calendar year pro rated into monthly installments.  If at any time during the Term, but not more often than once each calendar year, Landlord reasonably determines that the estimated amount of Insurance Costs, Management Fee and/or Taxes payable by Tenant for the current calendar year will be greater or less than the amount set forth in the then current Estimate Statement, Landlord may issue a revised Estimate Statement and Tenant agrees to pay Landlord, within thirty (30) days after receipt of the revised Estimate Statement, the difference between the amount owed by Tenant under such revised Estimate Statement and the amount owed by Tenant under the original Estimate Statement for the portion of the then current calendar year which has expired.  Thereafter Tenant agrees to pay Insurance Costs, Management Fee and Taxes based on such revised Estimate Statement until Tenant receives the next calendar year’s Estimate Statement or a new revised Estimate Statement for the current calendar year concurrently with the regular monthly Rent payments for the balance of the calendar year and shall continue until the next calendar year’s Estimate Statement (or current calendar year’s revised Estimate Statement) is received.

b.Actual Statement.  By the first day of May (or as soon as practicable thereafter) of each subsequent calendar year during the Term, Landlord shall deliver to Tenant a statement (“Actual Statement”) which states the actual Operating Expenses payable by Tenant for the immediately preceding calendar year.  If the Actual Statement reveals that the actual Operating Expenses were more than the corresponding costs actually paid by Tenant with respect to the preceding calendar year, Tenant agrees to pay Landlord the difference in a lump sum within thirty (30) days after receipt of the Actual Statement.  If the Actual Statement reveals that the actual Operating Expenses were less than the corresponding costs actually paid by Tenant with respect to the preceding calendar year, Landlord will, at Tenant’s election, either credit any overpayment toward the next monthly installment(s) of Rent due from Tenant or otherwise pay to Tenant the overpayment within thirty (30) days of delivery of the Actual Statement.  Prior to the expiration or sooner termination of the Term and Landlord’s acceptance of Tenant’s surrender of the Premises, Landlord will have the right to estimate the actual Insurance Costs and Taxes for the then current calendar year and to collect from Tenant prior to Tenant’s surrender of the Premises, any excess of such actual Operating Expenses over the amount of such corresponding costs actually paid by Tenant in such calendar year.

c.Audit.  Within one hundred eighty (180) months after receiving Landlord’s Actual Statement, Tenant may, upon advance written notice to Landlord and during reasonable business hours, cause an audit of Landlord’s books and records with respect to the applicable calendar year to determine the accuracy of Landlord’s Actual Statement.  Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review.  If any records are maintained at a location other than the office of the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records.  If Tenant retains an agent, at Tenant’s sole cost and expense, to review Landlord’s records, the agent shall be an independent accountant of national standing which is reasonably acceptable to Landlord, is not compensated on a contingency basis; provided, however, that the foregoing shall not be deemed to limit Tenant’s right to have its employees

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conduct an audit pursuant to this Section 1.16(c).  Within ninety (90) days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to the Actual Statement of Operating Expenses for that year.  If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant’s Objection Notice.  If Tenant fails to provide Landlord with a timely Objection Notice, Landlord’s Actual Statement shall be deemed final and binding, and Tenant shall have no further right to audit or object to such statement.  If Tenant reasonably determines based on its audit that Operating Expenses for the applicable calendar year are less than reported, Landlord shall provide Tenant with a refund in the amount of the overpayment by Tenant within thirty (30) days.  Likewise, if Tenant reasonably determines based on its audit that Operating Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within thirty (30) days. The records obtained by Tenant shall be treated as confidential.  In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of Operating Expenses unless Tenant has paid and continues to pay all Rent when due.  Notwithstanding anything to the contrary contained in this Section 1.16(c), if it is determined based on Tenant’s audit that the amount of Operating Expenses were overstated by more than five percent (5%), then Landlord shall pay Tenant’s reasonable out-of-pocket cost for such audit not to exceed $5,000.00.

1.17Utilities and Services, and Additional Maintenance Obligations.

a.Utilities and Services.  As used in this Lease, “Utilities Costs” shall mean all actual charges for utilities for the Premises of any kind, including but not limited to water, sewer and electricity, telecommunications and cable service, and the costs of heating, ventilating and air conditioning and other utilities as well as related fees, assessments and surcharges.  Tenant shall contract directly for all utilities services for the Premises and shall pay all Utilities Costs directly to the various utility service providers providing such utility services to the Premises.

b.Maintenance/Janitorial/Service Contracts.  Tenant shall, at its sole cost and expense, enter into maintenance/service contracts to perform landscaping, roof-cleaning and regularly scheduled preventative maintenance and repair of all hot water, heating and air conditioning systems and equipment (“HVAC”) within the Premises, or which serve the Premises exclusively, including, without limitation, any rooftop package, HVAC units, distribution lines and internal venting systems.  With respect to the HVAC servicing the Office Portions of the Building (as hereinafter defined), such repair and maintenance shall at a minimum conform to the recommendations of the contractor providing the maintenance/service contract for such HVAC.  All cleaning and janitorial services, including regular removal of trash and debris, for the Premises shall be performed and obtained, at Tenant’s sole cost and expense, exclusively by or through Tenant or Tenant’s janitorial contractors. The maintenance contractors for any Operating Systems and any janitorial contractors and the contracts for same must be approved in writing by Landlord in advance, which approval shall not be unreasonably withheld, conditioned or delayed.  Notwithstanding the foregoing, Tenant shall have the right, in its sole discretion, to select the contractors for any systems, equipment and/or services related to any portion of the Building other than the office and restroom portions thereof (the “Office Portions of the Building”) (including, without limitation, any such systems, equipment and/or services related to Tenant’s lab, manufacturing and/or R&D operations (“Tenant’s GMP Operations”)).  All maintenance/service contracts for anything not related to Tenant’s GMP Operations shall, to the extent applicable, include all services recommended by the equipment manufacturer within the operation/maintenance manual, and shall become effective (and a copy thereof delivered to Landlord) within thirty (30) days following the date Tenant takes possession of the Premises.  Landlord reserves the right, upon notice to Tenant, to procure and maintain any or all of such service contracts, and if Landlord so elects, Tenant shall reimburse Landlord, as Additional Rent, upon demand, for the cost therefor.  Tenant agrees to reasonably cooperate with Landlord to the extent required by Landlord to comply with California Public Resources Code Section 25402.10 including, without limitation, providing or consenting to any utility company providing Tenant’s energy consumption information for the Premises to Landlord.  Additionally, Tenant hereby consents to any applicable utility company providing utility consumption information for the Premises to Landlord, and if requested, shall promptly sign any documentation reasonably requested by the utility company to evidence such consent.

c.Tenant’s Additional Repair Obligations.  Except for Landlord’s obligations specifically set forth elsewhere in this Lease and in Section 8.1 below, Tenant shall at all times and at Tenant’s sole cost and expense, keep, maintain, clean, repair, renovate, retrofit, replace and preserve the Premises and all parts thereof, structural and non-structural, including, without limitation, utility meters, plumbing, pipes and conduits, all heating, ventilating and air conditioning systems located within the Premises, all windows, restrooms, ceilings, interior walls, roof, skylights, interior and demising walls, doors, electrical and lighting equipment, sprinkler systems, parking areas, driveways, walkways, parking lots, loading dock areas and doors, rail spur areas, fences, signs, lawns and landscaping, if any, any Tenant Improvements, Alterations or other alterations, additions and other property and/or fixtures located within and upon the Premises in good condition and repair, reasonable wear and tear excepted.  Tenant’s repair and maintenance obligations shall include, but not be limited to, slurry coating the parking areas as reasonably necessary; parking area and driveway sweeping and repairing; and responsibility for painting.  Except for Landlord’s obligations specifically set forth elsewhere in this Lease and in Section 8.1 above,

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and subject to the last sentence of Section 8.2, Tenant shall at all times during the Term make all non-structural changes, repairs and improvements to the Premises of every kind and nature, whether ordinary or extraordinary, foreseen or unforeseen, which may be required by any Laws or for the safety of the Premises. Such maintenance and repairs shall be performed with due diligence, lien-free and in a good and workmanlike manner, by licensed contractor(s) which are selected by Tenant (and, with respect to any contractors performing work to the Operating Systems and/or in the Office Portions of the Building, approved by Landlord, which approval Landlord shall not unreasonably withhold or delay, provided, Landlord reserves the right to require Tenant to utilize Landlord’s preferred contractors, subcontractors and vendors for any such contractors).  Except for Landlord’s obligations specifically set forth elsewhere in this Lease (including Section 8.1), Landlord has no obligation whatsoever to alter, remodel, improve, repair, renovate, retrofit, replace, redecorate or paint all or any part of the Premises.  Notwithstanding the foregoing or anything to the contrary contained herein, Tenant shall have the right to select contractors for purposes of maintenance and repair of any equipment and/or systems related to Tenant’s GMP Operations, without the requirement to obtain Landlord’s prior approval.

1.18Additional Hazardous Materials Requirements.  In addition to Tenant’s obligations under Article 10 of the Standard Provisions, Tenant shall comply with the following provisions with respect to Hazardous Materials (as that term is defined in Article 10):

a. Environmental Questionnaire; Disclosure.  Prior to the execution of this Lease, Tenant shall complete, execute and deliver to Landlord an Environmental Questionnaire and Disclosure Statement (the “Environmental Questionnaire”) in the form of Exhibit D, and Tenant shall certify to Landlord all information contained in the Environmental Questionnaire as true and correct to the best of Tenant’s knowledge and belief.   The completed Environmental Questionnaire shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein.  On each anniversary of the Commencement Date (each such date is hereinafter referred to as a “Disclosure Date”), until and including the first Disclosure Date occurring after the expiration or sooner termination of this Lease, Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials, or any combination thereof, that were stored, generated, used or disposed of on, under or about the Premises for the twelve (12) month period prior to each Disclosure Date, and that Tenant intends to store, generate, use or dispose of on, under or about the Premises through the next Disclosure Date.  At Landlord’s request, Tenant’s disclosure obligations under this Section 1.18 shall include a requirement that Tenant update, execute and deliver to Landlord the Environmental Questionnaire; provided, however, Tenant shall not be required to update the Environmental Questionnaire more than once per year unless an environmental Default has occurred during the immediately preceding eighteen (18) month period.  In addition to the foregoing, Tenant shall promptly notify Landlord of, and shall promptly provide Landlord with true, correct, complete and legible copies of, all of the following environmental items relating to the Premises:  reports filed pursuant to any self-reporting requirements; reports filed pursuant to any Environmental Laws or this Lease; all permit applications, permits, monitoring reports, workplace exposure and community exposure warnings or notices, and all other reports, disclosures, plans or documents (excluding those that may be characterized as confidential) relating to water discharges, air pollution, underground storage tanks or Hazardous Materials; all orders, reports, notices, listings and correspondence (excluding those that may be considered confidential, provided Tenant shall remain liable to address any such confidential Hazardous Materials matters in accordance with this Section 1.18 and Article 10) of or concerning the release, investigation, compliance, clean up, remedial and corrective actions, and abatement of Hazardous Materials whether or not required by Environmental Laws; and all complaints, pleadings and other legal documents filed against Tenant related to Tenant’s use, handling, storage or disposal of Hazardous Materials.  Tenant may submit an updated Environmental Questionnaire to Landlord from time to time, which updated Environmental Questionnaire shall be subject to Landlord’s approval (which approval shall not be unreasonably withheld, conditioned or delayed).

b.Inspection; Compliance.  Landlord and Landlord Parties shall have the right, but not the obligation, at its sole cost and expense, to inspect, investigate, sample and/or monitor the Premises, including any air, soil, water, groundwater or other sampling, and any other testing, digging, drilling or analyses, at any time to determine whether Tenant is complying with the terms of this Section 1.18, and in connection therewith, Tenant shall, subject to the Access Conditions (as defined in Article 24 below), provide Landlord with access to all relevant facilities, records and personnel.  If Tenant is in default of any of the provisions of this Section 1.18 beyond applicable notice and cure periods, or in the event of a release of any Hazardous Materials on, under, from or about the Premises, Landlord and Landlord Parties shall have the right, but not the obligation, without limitation on any of Landlord’s other rights and remedies under this Lease but subject to the Access Conditions (as defined in Article 24), to enter upon the Premises and to discharge Tenant’s obligations under this Section 1.18 at Tenant’s expense, including without limitation the taking of emergency or long term remedial action.  Landlord and Landlord Parties shall use all reasonable efforts to minimize interference with Tenant’s business.  In addition, Landlord, at Landlord’s sole cost and expense, shall have the right, but not the obligation, to join and participate in any legal proceedings or actions initiated in connection with any claims or causes of action arising out of the storage, generation, use or disposal by Tenant or Tenant’s Parties of Hazardous Materials on, under, from or about the Premises.  Landlord agrees that if any testing proves that the Tenant or Tenant’s Parties have no responsibility for the presence of said Hazardous Materials, Tenant shall not be liable for any costs or expenses in connection with such inspection, testing and monitoring.

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c.Tenant Obligations.  If the presence of any Hazardous Materials on, under or about the Premises caused by Tenant or Tenant’s Parties results in (i) injury to any person, (ii) injury to or contamination of the Premises, or (iii) injury to or contamination of any real or personal property wherever situated, Tenant, at its sole cost and expense, shall, to the extent required by applicable Environmental Law, promptly take all actions necessary to return the Premises to the condition existing prior to the introduction of such Hazardous Materials to the Premises and to remedy or repair any such injury or contamination.  Without limiting any other rights or remedies of Landlord under this Lease, Tenant shall pay the cost of any cleanup work performed on, under or about the Premises as required by this Lease or any Environmental Laws in connection with the removal, disposal, neutralization or other treatment of such Hazardous Materials caused by Tenant or Tenant’s Parties.  If Tenant or Tenant’s Parties caused the release of any Hazardous Materials on, under, from or about the Premises in violation of Environmental Laws, then Landlord may require Tenant, at Tenant’s sole cost and expense, to conduct monitoring activities on or about the Premises reasonably satisfactory to Landlord concerning such release of Hazardous Materials on, under, from or about the Premises.  Notwithstanding anything to the contrary contained in the foregoing, Tenant shall not, without Landlord’s prior reasonable written consent, take any remedial action in response to the presence of any Hazardous Materials on, under or about the Premises, or enter into any settlement agreement, consent decree or other compromise with any governmental agency with respect to any Hazardous Materials claims; provided, however, Landlord’s prior written consent shall not be necessary in the event that the presence of Hazardous Materials on, under or about the Premises (i) poses an immediate threat to the health, safety or welfare of any individual, or (ii) is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Landlord’s consent before taking such action.  Tenant’s failure to timely comply with this Section 1.18 shall constitute a default under this Lease (subject to the provisions of Section 22.1 below).  Landlord and Tenant specifically agree that Tenant shall not be responsible or liable to Landlord or any Landlord Parties for any of Hazardous Materials which are (a) released or brought in, on, under or about the Property by Landlord or Landlord Parties or by any non-Tenant Party and (b) existing in, on, under or about the Premises as of the Effective Date.

d.Tenant’s Responsibility at Conclusion of Lease.  Promptly upon the expiration or sooner termination of this Lease, Tenant shall represent to Landlord in writing that, to the best of Tenant’s knowledge, no Hazardous Materials exist on, under or about the Premises as a result of any acts or (where action is required by Tenant under this Lease) omissions of Tenant or its agents, employees or contractors, other than as specifically identified to Landlord by Tenant in writing.  If Tenant discloses the existence of any such Hazardous Materials on, under or about the Premises or if Landlord at any time discovers that Tenant or Tenant’s Parties caused or permitted the release of any such Hazardous Materials on, under, from or about the Premises in violation of applicable Environmental Laws, Tenant shall, at Landlord’s request, immediately prepare and submit to Landlord within thirty (30) days after such request a comprehensive plan, subject to Landlord’s approval, specifying the actions to be taken by Tenant to return the Premises to the condition existing prior to the introduction of such Hazardous Materials.  Upon Landlord’s approval of such clean-up plan, Tenant shall, at Tenant’s sole cost and expense, without limitation on any rights and remedies of Landlord under this Lease or at law or in equity, immediately implement such plan and proceed to clean up such Hazardous Materials in accordance with all Environmental Laws and as required by such plan and this Lease.  For purposes of clarification and notwithstanding anything to the contrary contained herein, in no event shall Tenant’s obligations under this Section 1.18(d) or elsewhere in this Lease require Tenant to remove, remediate or encapsulate any Hazardous Materials from the Premises (i) which existed in, on or under the Premises, prior to the Commencement Date and (ii) which were not introduced by Tenant or Tenant’s Parties.

e.Landlord Obligations.  Landlord hereby represents to Tenant, to Landlord’s actual knowledge, as of the Effective Date that there are no Hazardous Materials existing on, in, under or about the Premises (“Landlord’s Hazardous Materials Warranty”) in excess of levels that require remediation under Environmental Laws.  In the event (i) of any breach of Landlord’s Hazardous Materials Warranty and/or (ii) any Hazardous Materials (either (x) the introduction of which was not caused by Tenant or any of Tenant’s Parties and was caused by Landlord or any Landlord Parties or (y) that existed on, in, under or about the Premises prior to the date Tenant first takes possession of the Premises) are discovered on, in, under or about the Premises in excess of levels that require remediation and/or removal under Environmental Laws (either (i) or (ii), a “Landlord HazMat Event”), then (a) Landlord, at its sole cost and expense, shall remove and/or remediate the applicable Hazardous Materials in compliance with and to the extent required under applicable Environmental Laws, and (b) Landlord shall indemnify, protect, defend and hold harmless Tenant and Tenant’s Parties from and against any and all claims, damages, judgments, suits, causes of action, liabilities, penalties, fines, expenses and costs (including, without limitation, attorneys’ fees, consultant fees and expert fees and court costs) which arise or result from such Landlord HazMat Event.  Any costs incurred by Landlord in connection with this paragraph (e) shall be specifically excluded from Operating Expenses.

f.The provisions of this Section 1.18 will survive the expiration or earlier termination of this Lease.

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STANDARD LEASE PROVISIONS

ARTICLE 2 - LEASE

2.1Lease Elements; Definitions; Exhibits.  The Lease is comprised of the Lease Summary and Property Specific Provisions (the “Summary”), these Standard Lease Provisions (“Standard Provisions”) and all exhibits, and riders attached hereto (collectively, “Exhibits”), all of which are incorporated together as part of one and the same instrument.  All references in any such documents and instruments to “Lease” means the Summary, these Standard Provisions and all Exhibits attached hereto.  All terms used in this Lease shall have the meanings ascribed to such terms in the Summary, these Standard Provisions and any Exhibits.  To the extent of any inconsistency between the terms and conditions of the Summary, these Standard Provisions, or any Exhibits attached hereto, the Summary and any Exhibits attached hereto shall control over these Standard Provisions.

ARTICLE 3 - PREMISES

3.1Lease of Premises.  Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, upon and subject to, the terms, covenants and conditions of this Lease.  Each party covenants and agrees, as a material part of the consideration for this Lease, to keep and perform their respective obligations under this Lease.

ARTICLE 4- TERM AND POSSESSION

4.1Term; Notice of Lease Term Dates.  The Term shall be for the period designated in the Summary commencing on the Commencement Date and ending on the Expiration Date, unless the Term is sooner terminated or extended as provided in this Lease.  Within ten (10) days after either party’s written request, both parties shall execute a written confirmation of the Commencement Date and Expiration Date of the Term in the form of the Notice of Lease Term Dates attached hereto as Exhibit B.  The Notice of Lease Term Dates shall be binding upon both parties unless the other party reasonably objects thereto in writing within such ten (10) day period.

4.2Possession.  Landlord shall deliver possession of the Premises to Tenant in its present AS-IS condition, subject to the provisions of Section 4.3 and 4.4 below.

4.3Early Access.  So long as Landlord has received from Tenant the Monthly Base Rent and Additional Rent for month 9 of the Term pursuant to Section 5.1 of this Lease, along with certificates reasonably satisfactory to Landlord evidencing the insurance required to be carried by Tenant under this Lease, and, as applicable, the Security Deposit and/or letter of credit required of Tenant, Tenant may have access to the Premises effective as of the Effective Date through to the Commencement Date (the “Early Access Period”).  Tenant’s access to the Premises during the Early Access Period shall be subject to all terms and conditions of this Lease, except that Tenant shall not be obligated to pay Rent or Operating Expenses during the Early Access Period until the Commencement Date and such obligations commence as provided in this Lease.  Tenant agrees to provide Landlord with prior notice of any such intended early access.

4.4Condition of Premises.   Landlord shall deliver the Premises to Tenant (i) in broom-clean condition and free of debris, (ii) free of tenants or other occupants, and (iii) with the existing Building standard plumbing and lighting systems (but exclusive of all HVAC units and systems, the “Operating Systems”) in good operating condition for the AS-IS configuration of the Premises; provided, however, notwithstanding the foregoing, Tenant shall be responsible for repairs to the roof, the HVAC system and exterior ADA compliance issues on the terms provided in subparagraphs a., b. and c below, all of which shall not be part of Landlord’s delivery obligation or covered by the foregoing Landlord warranty.  If any of such Operating Systems or elements should malfunction or fail within the Warranty Period (defined below), as Tenant's sole remedy for Landlord's breach of this warranty, Landlord shall, as Landlord's sole obligation, promptly after receipt of written notice from Tenant setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, repair or replace (as the case may be) same at Landlord's expense to the extent necessary to put the same in good operating condition; provided, however, Landlord shall have no liability hereunder for repairs or replacements necessitated by the acts or (where action by Tenant is required hereunder) omissions of Tenant and/or any of Tenant's Parties other than reasonable wear and tear.  The “Warranty Period” as to all Operating Systems shall be the period commencing upon delivery of the Premises to Tenant, including any Early Access Period under Section 4.3 above, and ending on the date twelve (12) months after the Rent Commencement Date.  If Tenant does not give Landlord the required notice within said Warranty Period, correction of any such non-compliance, malfunction or failure shall be the obligation of Tenant at Tenant's sole cost and expense; provided, however, that the foregoing shall not abrogate any of Landlord’s other obligations under this Lease.

a.Roof Work.  On or before [***], Tenant shall replace the roof membrane of the Building [***] (the “Roof Work”), at Tenant’s sole cost and expense, provided Landlord shall provide Tenant with an additional allowance in the amount of $[***] (the “Roof Allowance”) which Tenant may apply towards cost of such Roof Work.  Tenant shall provide Landlord with written notice of completion of the Roof Work promptly upon completion, together with a copy of the warranty for the new roof provided by the roofing contractor, [***].

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b.Exterior ADA Work.  [***] ([***], the “Exterior ADA Work”).  If in connection with obtaining permits for any Tenant Improvements or during the course of completing any Tenant Improvements prior to [***], Tenant is advised by any governmental authority that any specific Exterior ADA Work [***] must be completed as a condition to receipt of a permit to commence any Tenant Improvements or governmental approval as to completion of any Tenant Improvements, Tenant shall promptly notify Landlord in writing of such requirement and the specific elements of the Exterior ADA Work that must be completed as a condition to such permit or final sign-off as to such Tenant Improvements and the schedule and estimated cost for such specified portion of the Exterior ADA Work.  Unless Landlord provides written notice to Tenant within [***] days of Landlord’s receipt of any such notice from Tenant of Landlord’s objection to the scope or cost of such specified Exterior ADA Work, Tenant may perform such specified portions of the Exterior ADA Work and Landlord shall reimburse Tenant for any actual, reasonable and documented costs incurred by Tenant in connection with the same within thirty (30) days after Tenant’s written request therefor up to a maximum amount of $[***].

c.HVAC Work.  On or before December 31, 2020, Tenant will cause the HVAC systems serving the office areas of the Building shown on Schedule 4.4.1 attached hereto to be repaired or replaced in their existing locations so they are in good operating condition for the AS-IS configuration of the Premises, subject to Tenant’s improvement plans as to use of the existing HVAC units and any resulting changes to the HVAC distribution required for Tenant’s desired configuration of the Premises (which shall be Tenant’s obligation and cost) (“HVAC Work”), at Tenant’s sole cost and expense, provided Landlord shall provide Tenant with an additional allowance in the amount of $[***] (the “HVAC Allowance”) which Tenant may apply towards cost of such HVAC Work.  Tenant shall provide Landlord with written notice of completion of the HVAC Work promptly upon completion, together with a copy of the warranty for the new HVAC units provided by the HVAC contractor, [***], whereupon Landlord shall disburse the HVAC Allowance to Tenant.

d.Interference.  Tenant acknowledges that the Roof Work, the Exterior ADA Work and the HVAC Work may be performed while Tenant is performing Tenant’s Work and/or occupying the Premises, and Landlord shall have no liability for any interference with Tenant’s Work or occupancy resulting from Tenant performing such work.

Tenant acknowledges that, except as otherwise expressly set forth above in this Section 4.3 or elsewhere in this Lease, (i) neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, or with respect to the condition and/or suitability thereof for the conduct of Tenant’s business, and Tenant shall accept the Premises in its current AS-IS condition subject only to vacation of the Premises by the existing tenant, and (ii) the acceptance of possession of the Premises by Tenant shall establish that the Premises were at such time complete and in good, sanitary and satisfactory condition and repair with all work required to be performed by Landlord, if any, completed and without any obligation on Landlord’s part to make any further alterations, upgrades or improvements thereto.  Pursuant to Section 1938 of the California Civil Code, Landlord hereby advises Tenant that as of the date of this Lease, except for the Exterior ADA Report, neither the Premises, nor the Building have undergone inspection by a Certified Access Specialist (CASp).  Further, pursuant to Section 1938 of the California Civil Code, Landlord notifies Tenant of the following:  “A Certified Access Specialist (CASp) can inspect the Premises and determine whether the Premises comply with all of the applicable construction-related accessibility standards under state law.  Although California state law does not require a CASp inspection of the Premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the Premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant.  The parties shall mutually agree on the arrangements for the time and manner of any such CASp inspection, the payment of the costs and fees for the CASp inspection and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises.”  Therefore and notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant agree that (a) Tenant may, at its option and at its sole cost, cause a CASp to inspect the Premises and determine whether the Premises complies with all of the applicable construction-related accessibility standards under California law, (b) the parties shall mutually coordinate and reasonably approve of the timing of any such CASp inspection so that Landlord may, at its option, have a representative present during such inspection, and, (c) subject to the last sentence of Section 8.2, and, separate from the treatment of Exterior ADA Work described above, Tenant shall be solely responsible for the cost of any repairs required by Law to correct violations of construction-related accessibility standards within the Premises, any and all such alterations and repairs to be performed in accordance with Article 13 of this Lease provided Tenant shall have no obligation to remove any repairs or alterations made pursuant to a CASp inspection under this Section 4.4.

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ARTICLE 5- RENT

5.1Monthly Base Rent.  Tenant agrees to pay Landlord, the Monthly Base Rent as designated in the Summary.  Monthly Base Rent and recurring monthly charges of Additional Rent (defined below) shall be paid by Tenant in advance on the first day of each and every calendar month (“Due Date”) during the Term commencing on the Rent Commencement Date, except that the Monthly Base Rent and Additional Rent due for month 9 of the Term shall be paid upon Tenant’s execution and delivery of this Lease to Landlord.  Monthly Base Rent for any partial month shall be prorated in the proportion that the number of days this Lease is in effect during such month bears to the actual number of days in such month.

5.2Additional Rent.  All amounts and charges payable by Tenant under this Lease in addition to Monthly Base Rent, if any, including, without limitation, payments for Operating Expenses, Taxes, Insurance Costs and Utilities Costs to the extent payable by Tenant to Landlord under this Lease shall be considered “Additional Rent”, and the word “Rent” in this Lease shall include Monthly Base Rent and all such Additional Rent unless the context specifically states or clearly implies that only Monthly Base Rent is referenced.  Rent shall be paid to Landlord, without any prior notice or demand therefor and without any notice, deduction or offset, in lawful money of the United States of America.

5.3Late Charges & Interest Rate.  If Landlord does not receive Rent or any other payment due from Tenant on the Due Date with respect to recurring charges and the due date specified herein with respect to any other charges, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such past due Rent or other payment; provided, however, Landlord agrees to waive the foregoing late charge one time per twelve (12) month period so long as Tenant cures such nonpayment within five (5) days following Landlord’s written demand therefor.  Tenant agrees that this late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of Tenant’s late payment.  Accepting any late charge shall not constitute a waiver by Landlord of Tenant’s default with respect to any overdue amount nor prevent Landlord from exercising any other rights or remedies available to Landlord.  If any installment of Monthly Base Rent or Additional Rent, or any other amount payable by Tenant hereunder is not received by Landlord by the Due Date with respect to recurring charges and the due date specified herein with respect to any other charges, it shall bear interest at the Interest Rate set forth in the Summary from the Due Date until paid.  All interest, and any late charges imposed pursuant to this Section 5.3, shall be considered Additional Rent due from Tenant to Landlord under the terms of this Lease.

ARTICLE 6 - LETTER OF CREDIT

6.1General Provisions.  Concurrently with Tenant’s execution of this Lease, Tenant shall deliver to Landlord, as additional collateral for the full performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of any default by Tenant under this Lease, including, but not limited to, any post lease termination damages under section 1951.2 of the California Civil Code, a standby, unconditional, irrevocable, transferable letter of credit (the “Letter of Credit”) in the form of Exhibit G attached hereto and containing the terms required herein, in the face amount of $[***] (the “Letter of Credit Amount”), naming Landlord as beneficiary, issued by a financial institution acceptable to Landlord in Landlord’s reasonable discretion (Landlord hereby approving [***] as such an acceptable financial institution), permitting multiple and partial draws thereon, and otherwise in form acceptable to Landlord in its reasonable discretion.  Tenant shall cause the Letter of Credit to be continuously maintained in effect (whether through replacement, renewal or extension) in the Letter of Credit Amount through the date (the “Final LC Expiration Date”) that is [***] after the scheduled expiration date of the Term or any Option Term of this Lease.  If the Letter of Credit held by Landlord expires earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord not later than [***] prior to the expiration date of the Letter of Credit then held by Landlord.  Any renewal or replacement Letter of Credit shall comply with all of the provisions of this Article 6, shall be irrevocable, transferable and shall remain in effect (or be automatically renewable) through the Final LC Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole discretion.

6.2Drawings under Letter of Credit.  Landlord shall have the immediate right to draw upon the Letter of Credit, in whole or in part, at any time and from time to time:  (i) If a Default (as defined in Section 22.1 below) occurs; or (ii) If the Letter of Credit held by Landlord expires (or is set to expire) earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), and Tenant fails to deliver to Landlord, at least [***] prior to the expiration date of the Letter of Credit then held by Landlord, a renewal or substitute Letter of Credit that is in effect and that complies with the provisions of this Article 6.  No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner.  Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the Letter of Credit upon the occurrence of any event of default by Tenant under this Lease.

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6.3Use of Proceeds by Landlord.  The proceeds of the Letter of Credit shall constitute Landlord’s sole and separate property (and not Tenant’s property or the property of Tenant’s bankruptcy estate) and Landlord may immediately upon any draw (and without notice to Tenant) apply or offset the proceeds of the Letter of Credit: (i)  against any rent payable by Tenant under this Lease that is not paid when due; (ii) against all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it may suffer as a result of any default by Tenant under this Lease, including any damages arising under section 1951.2 of the California Civil Code following termination of the Lease; (iii) against any costs incurred by Landlord in connection with this Lease (including attorneys’ fees); and (iv) against any other amount that Landlord may spend or become obligated to spend by reason of Tenant’s default (provided that Landlord may not draw upon the Letter of Credit as aforesaid until after a Default has occurred, as set forth in Section 6.2 above).  Provided Tenant has performed all of its obligations under this Lease, Landlord agrees to pay to Tenant within thirty (30) days after the Final LC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied as allowed above; provided, that if prior to the Final LC Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Federal Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.

6.4Additional Covenants of Tenant.  If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within 15 days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total Letter of Credit Amount), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Article 6, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in this Lease, the same shall, at Landlord’s election, constitute an event of default by Tenant.  Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

6.5Transfer of Letter of Credit.  Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer all or any portion of its interest in and to the Letter of Credit to another party, person or entity, including Landlord’s mortgagee and/or to have the Letter of Credit reissued in the name of Landlord’s mortgagee.  If Landlord transfers its interest in the Building and transfers the Letter of Credit (or any proceeds thereof then held by Landlord) in whole or in part to the transferee, Landlord shall, without any further agreement between the parties hereto, thereupon be released by Tenant from all liability therefor.  The provisions hereof shall apply to every transfer or assignment of all or any part of the Letter of Credit to a new landlord.  In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the issuer of the Letter of Credit such applications, documents and instruments as may be necessary to effectuate such transfer.  Tenant shall be responsible for paying the issuer’s transfer and processing fees in connection with any transfer of the Letter of Credit and, if Landlord advances any such fees (without having any obligation to do so), Tenant shall reimburse Landlord for any such transfer or processing fees within ten days after Landlord’s written request therefor.

6.6Nature of Letter of Credit.   Tenant hereby waives [***] and all other provisions of Law, now or hereafter in effect, which (A) [***], and/or (B) [***], it being agreed that Landlord may, in addition, [***].

6.7Reduction to Letter of Credit.  Landlord agrees that Tenant shall have the right to reduce the Letter of Credit Amount by [***].  Such reduction in the Letter of Credit Amount shall be accomplished, at Tenant’s option, by either providing (a) a substitute Letter of Credit in the reduced amount or (b) an amendment to the Letter of Credit reducing it to the reduced amount.  If during [***], Tenant shall, upon Landlord’s request, restore the Letter of Credit Amount to its full original amount, subject to reduction again as provided herein if Tenant shall restore its cash balance to [***] provided Tenant is not in Default at such time beyond applicable notice and cure periods under this Lease.

ARTICLE 7- OPERATING EXPENSES/UTILITIES/SERVICES

7.1Utilities and Services.  Utilities and services to the Premises are described in the Summary and are paid directly by Tenant.

7.2Taxes.  As used in this Lease, the term “Taxes” means: All real property taxes and assessments, possessory interest taxes, sales taxes, personal property taxes, business or license taxes or fees, gross receipts taxes, license or use fees, excises, transit charges, and other impositions of any kind (including fees “in-lieu” or in substitution of any such tax or assessment) which are now or hereafter assessed, levied, charged or imposed by any public authority upon the Premises or any portion thereof, its

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operations or the Rent derived therefrom (or any portion or component thereof, or the ownership, operation, or transfer thereof), and any and all costs and expenses (including, without limitation, reasonable attorneys’ fees) reasonably incurred in attempting to protest, reduce or minimize the same.  Taxes shall not include (i) inheritance or estate taxes imposed upon or assessed against the interest of Landlord, gift taxes, excess profit taxes, franchise taxes, or similar taxes on Landlord’s business or any other taxes computed upon the basis of the net income of Landlord, or transfer taxes.  If it shall not be lawful for Tenant to reimburse Landlord for any such Taxes, the Monthly Base Rent payable to Landlord under this Lease shall be revised to net Landlord the same net rent after imposition of any such Taxes by Landlord as would have been payable to Landlord prior to the payment of any such Taxes.  Tenant shall pay for or contribute to Taxes as provided in the Summary.  Notwithstanding anything herein to the contrary, Tenant shall be liable for all taxes levied or assessed against personal property, furniture, fixtures, above-standard Tenant Improvements and alterations, additions or improvements placed by or for Tenant in the Premises.  Furthermore, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services provided herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. Upon Tenant’s written request, Landlord shall provide a copy of the applicable tax bill to Tenant.  If Landlord shall receive any tax refund or reimbursement of Taxes or sum in lieu thereof with respect to Taxes attributable to periods occurring during the Term, then out of any balance remaining thereof after deducting Landlord’s reasonable expenses in obtaining such refund (unless such expenses had previously been included in Taxes as aforesaid), Landlord shall promptly refund any such amount to and previously paid by Tenant. If any betterment or special assessment shall be payable in installments without interest, whether or not Landlord elects to pay the same over the longest period permitted, Tenant’s payments on account of such betterment or special assessment shall be based on the installments payable with respect to each year during the Term as if Landlord had elected to pay the same over the longest period permitted. If Landlord does not contest the amount or validity of Taxes for any tax year in question, Tenant shall have the right to contest the amount or validity of Taxes for any tax year in question by appropriate administrative and legal proceedings brought either in the Tenant’s name, Landlord’s name or jointly with Landlord, as Tenant may deem appropriate, by counsel selected and engaged by Tenant; provided, however, Tenant shall notify Landlord prior to initiating any such tax contest and Landlord (rather than Tenant) may contest such Taxes in Landlord’s name and with counsel selected by Landlord so long as Landlord promptly and diligently pursues such tax contest to completion.  Landlord and Tenant agree to provide reasonable assistance in any such contest including providing the other with a copy of all assessments and tax bills promptly and within any appeal period, and if Tenant shall pursue such tax contest, Landlord shall execute and deliver to the Tenant whatever documents may be necessary or proper to permit the Tenant to contest Taxes and/or the assessment or which may be necessary to secure payments of any refund which may result from any such proceedings. Any refund resulting from a proceeding brought either by Tenant or Landlord or by them jointly shall be applied first to reimburse the party or parties who brought the proceeding for the costs incurred with the proceeding, and then to reimburse Tenant for the difference between the amount Tenant paid for Taxes for each fiscal tax year involved in the proceeding and the amount Tenant would have been required to pay if the Taxes had been assessed in accordance with the decision rendered in the proceeding, together with interest on the amount of such difference at the annual rate allowed by the court on the overpayment of the Taxes.  Any remaining balance shall be paid to Landlord.

7.3Insurance Costs.  As used in this Lease, “Insurance Costs” means the cost of insurance obtained by Landlord pursuant to Article 15 including any deductibles that are permitted to be included in Insurance Costs pursuant to Article 15 below.   Tenant shall pay for or contribute to Insurance Costs as provided in the Summary.

7.4Property Management Fee. Tenant shall pay the Management Fee as provided in Section 1.16 of the Summary.

7.5Interruption of Utilities.  Landlord shall have no liability to Tenant for any interruption in utilities or services to be provided to the Premises when such failure is caused by all or any of the following: (a) accident, breakage or repairs; (b) strikes, lockouts or other labor disturbances or labor disputes of any such character; (c) governmental regulation, moratorium or other governmental action; (d) inability, despite the exercise of reasonable diligence, to obtain electricity, water or fuel; (e) service interruptions or any other unavailability of utilities resulting from causes beyond Landlord’s control including without limitation, any electrical power “brown-out” or “black-out”; or (f) any other cause beyond Landlord’s reasonable control.  In addition, in the event of any such interruption in utilities or services, Tenant shall not be entitled to any abatement or reduction of Rent (except as expressly provided in Articles 17 and 18 if such failure is a result of any casualty damage or taking described therein), no eviction of Tenant shall result, and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease.  Tenant hereby waives the provisions of any applicable existing or future Law, ordinance or governmental regulation permitting the termination of this Lease due to an interruption, failure or inability to provide any services (including, without limitation, to the extent the Premises are located in California, the provisions of California Civil Code Section 1932(1)).  In no event shall Landlord be liable for any

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interruption or failure in the supply of any such utility or other services to Tenant.  Except as provided in Section 7.6 below, in no event shall any Rent owed Landlord under this Lease be abated by reason of the failure to furnish, delay in furnishing, unavailability or diminution in quality or quantity of any such utility or other services or interference with Tenant’s business operations as a result of any such occurrence; nor shall any such occurrence constitute an actual or constructive eviction of Tenant or a breach of an implied warranty by Landlord.

7.6Abatement.  Notwithstanding anything to the contrary contained in this Lease, if Tenant’s use of all or any material part of the Premises is materially impaired due to an interruption of utility or mechanical services to the Premises solely as a result of the act or omission or negligence of Landlord (and expressly excluding any service provider initiated “brown-out,” “black-out,” or other similar interruption in service) for two (2) consecutive business days (such two (2) consecutive business day period to be subject to extension for Force Majeure) (such period, as so extended, is referred to herein as the “Eligibility Period”), then Tenant shall be entitled to an equitable abatement of Monthly Base Rent and additional rent under this Lease based upon the portion of the Premises affected thereby (provided that if the operation of Tenant’s business from the remainder of the Premises not affected thereby is not reasonably practicable under the circumstances and Tenant in fact does not operate for business from the remainder of the Premises, all Monthly Base Rent and additional rent under this Lease shall be subject to such abatement) from the expiration of the Eligibility Period until the applicable material impairment is cured; provided, however, that if Landlord is diligently pursuing the repair of such utilities or services and Landlord provides substitute services reasonably suitable (as determined by Tenant in its sole discretion) for Tenant’s purposes, such as for example, bringing in portable air-conditioning equipment, then there shall not be any abatement of Rent.  The provisions of this Section 7.6 shall not apply in the event of a casualty governed by the provisions of Article 17 below or in the event of a taking or condemnation governed by the provisions of Article 18 below.

ARTICLE 8 - MAINTENANCE AND REPAIR

8.1Landlord’s Repair Obligations.  Landlord shall, at Landlord’s sole cost and expense, keep, maintain, repair and replace, as necessary, the structural elements of the Building (including the foundation and load bearing structural walls of the Building, the roof structure and the parking lot foundation), except for damage to any such structural elements caused by Tenant, which Landlord shall repair at Tenant’s cost and expense (subject to the waiver of claims and subrogation set forth in Article 19 below).   Except as otherwise expressly provided in this Section 8.1 or elsewhere in this Lease, Landlord shall have no obligation to alter, remodel, improve, repair, renovate, redecorate or paint all or any part of the Premises.  Except as otherwise stated in the Summary, Tenant waives the right to make repairs at Landlord’s expense under any applicable Laws (including, without limitation, to the extent the Premises are located in California, the provisions of California Civil Code Sections 1941 and 1942 and any successor statutes or laws of a similar nature).  All other repair and maintenance of the Premises to be performed by Landlord, if any, shall be as provided in the Summary.

8.2Tenant’s Repair Obligations.  Except for Landlord’s obligations specifically set forth elsewhere in this Lease and in Section 8.1 above, Tenant shall at all times and at Tenant’s sole cost and expense, keep, maintain, clean, repair, preserve and replace, as necessary, the Premises and all non-structural parts thereof, interior and exterior, including, without limitation, the Building, non-structural portions of the roof (including roof membrane, skylights, gutters and downspouts), non-structural exterior walls, windows, the surface of all parking areas (including slurry coat and striping), all drive aisles, driveways, sidewalks, truck docks and doors and loading areas and equipment, all landscaping and exterior lighting and all electrical and water lines serving same, all Tenant Improvements, Alterations, and all furniture, fixtures and equipment, including, without limitation, all computer, telephone and data cabling and equipment, Tenant’s signs, if any, door locks, closing devices, security devices, interior of windows, window sashes, casements and frames, floors and floor coverings, shelving, kitchen, restroom facilities and/or appliances of any kind located within the Premises, if any, custom lighting, and any additions and other property located within the Premises, so as to keep all of the foregoing elements of the Premises in good condition and repair, reasonable wear and tear and casualty damage excepted.  Tenant shall replace, at its expense, any and all plate and other glass in and about the Premises which is damaged or broken from any cause whatsoever except due to the negligence or willful misconduct of Landlord, its agents or employees.  Such maintenance and repairs shall be performed with due diligence, lien‑free and in a good and workmanlike manner, by licensed contractor(s) that are selected by Tenant and approved by Landlord, which approval Landlord shall not unreasonably withhold or delay; provided, however, that Tenant may, at its sole discretion, select the contractors to maintain and/or repair any equipment and/or systems related to Tenant’s GMP Operations.  All other repair and maintenance of the Premises to be performed by Tenant, if any, shall be as provided in the Summary.  If Tenant refuses or neglects to repair and maintain the Self-Help Portions of the Premises (as hereinafter defined) properly as required hereunder, then at any time following ten (10) business days from the date on which Landlord makes a written demand on Tenant to effect such repair and maintenance, Landlord may, subject to the Access Conditions (as defined in Article 24 below), enter upon the Premises and make such repairs and/or maintenance, and upon completion thereof, Tenant agrees to pay to Landlord as Additional Rent, Landlord’s costs for making such repairs plus an amount not to exceed ten percent (10%) of such costs for overhead, within thirty (30) days after receipt

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from Landlord of a written itemized bill therefor.  Any amounts not reimbursed by Tenant within such thirty (30) day period will bear interest at the Interest Rate until paid by Tenant.  As used herein, the “Self-Help Portions of the Premises” shall mean the exterior of the Building, the exterior of the Property, the Office Portion of the Building and the Operating Systems (but shall specifically exclude, without limitation, any Secure Areas and/or any maintenance and/or repair obligations related to Tenant’s GMP Operations).  If during the last eighteen (18) months of the Term Tenant reasonably determines that the Premises require any capital improvement to the Premises which are not specific to Tenant’s operations and cannot be effectively addressed through continued repair in lieu of capital replacement or improvement and which Tenant reasonably estimates will cost in excess of $[***] and will have a useful life which will extend beyond the then remaining Term (each such capital improvement, a “Shared Capital Improvement”), then Landlord shall, within thirty (30) days after Tenant’s written demand therefor, obtain construction bids for such work and contract to complete and cause the prompt completion thereafter of such Shared Capital Improvements, in which event Tenant shall reimburse Landlord for the Amortized Portion (as hereinafter defined) all of the costs incurred by Landlord with respect to any such Shared Capital Improvement.  As used herein, “Amortized Portion” shall mean, with respect to the Shared Capital Improvement in question, the percentage obtained by dividing (i) the number of days remaining in the Term as of the date Landlord makes such Shared Capital Improvement by (ii) the useful life of such Shared Capital Improvement.  By way of example, if Landlord completes a Shared Capital Improvement with a five-year useful life one year before the then-scheduled expiration of the Term and Landlord incurs $[***] of expenses in connection with such Shared Capital Improvement, then the Amortized Portion with respect to such expenses would be [***].  Therefore, Tenant would be obligated to reimburse Landlord for $[***] on account of such Shared Capital Improvement within thirty (30) days after Landlord’s written demand.  Notwithstanding the foregoing or anything to the contrary contained herein, Tenant shall not be required to perform any repairs or alterations to the Premises or the Building in order to comply with any Laws unless such compliance is triggered by (i) Tenant’s alterations or improvements to the Premises or (ii) Tenant’s particular use of the Premises (i.e., other than for industrial and/or manufacturing use generally), including any such uses related to Tenant’s GMP Operations.

8.3Tenant’s Self-Help Rights.  Notwithstanding Section 8.1 above or any other terms and conditions set forth in this Lease to the contrary, if Tenant provides notice to Landlord of an event or circumstance which requires the action of Landlord under this Lease with respect to the Premises and the repair and/or maintenance of the portions thereof required to be maintained by Landlord under the Lease, and Landlord fails to perform any corrective actions within a reasonable period of time given the nature of the repair, but not to exceed thirty (30) days following receipt of written notice from Tenant as set forth above (except in cases of emergency where Tenant's conduct of Tenant's permitted use is adversely and materially affected, in which case one (1) business day after receipt of such notice or such later period of time as is reasonably necessary to commence such corrective action), Tenant shall be permitted to perform such obligations in the Premises on Landlord’s behalf, provided Tenant first delivers to Landlord an additional five (5) days prior written notice indicating that Tenant will be performing such obligations, except in the case of emergency where no additional notice shall be required, and provided Landlord fails to commence to perform its obligation(s) within such additional five (5) day period or thereafter fails to diligently complete performance of such obligations having commenced performance within such five (5) day period, and if such action was required under the provisions of this Lease to be taken by Landlord and was not commenced by Landlord within such five (5) business day period and thereafter diligently pursued to completion, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant's reasonable costs and expenses in taking such action plus interest thereon at the Interest Rate.  Notwithstanding the foregoing, if the nature of the unperformed obligation is such that a bona fide emergency involving an immediate and imminent threat to life, health, property or Tenant’s business operations exists, and if the condition in Tenant’s reasonable judgment does not permit time for notice to Landlord, Tenant shall be permitted to perform such obligations on Landlord’s behalf and Tenant shall be entitled to prompt reimbursement by Landlord of Tenant's reasonable costs and expenses in taking such action.  If the obligations to be performed by Tenant will affect the Building’s life safety, electrical, plumbing, or sprinkler systems, Tenant shall use only those contractors used by Landlord in the Building for work on such systems and previously identified to Tenant in writing if such contractors are willing and available at commercially reasonably rates or timely perform such work, otherwise Tenant may utilize the services of any other qualified, duly licensed contractor which normally and regularly performs similar work in Comparable Buildings (and provided all requisite permits have been obtained for the desired work), provided however, in an emergency situation, Tenant may use any duly licensed contractor.  Any work performed by or on behalf of Tenant shall be performed in a good and workmanlike manner.  Landlord agrees to reimburse Tenant within thirty (30) days following receipt from Tenant of a written statement of all actual costs incurred by Tenant in performing such obligations on behalf of Landlord.  If Landlord fails to pay such costs to Tenant within such 30-day period, Tenant shall have the right to offset such costs (together with interest on such unpaid amounts from the date originally due at Interest Rate) against the next payment(s) of Monthly Base Rent coming due until Tenant has recovered same in full; provided, however, Tenant may not offset an amount greater than [***] in any month during which Tenant applies such an offset.

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ARTICLE 9 - USE

Tenant shall procure, at its sole cost and expense, any and all permits required by applicable Law for Tenant’s use and occupancy of the Premises.  Tenant shall use the Premises solely for the Permitted Use specified in the Summary, and shall not use or permit the Premises to be used for any other use or purpose whatsoever without Landlord’s prior written approval.  Subject to the last sentence of Section 8.2. Tenant shall, at its sole cost and expense, observe and comply with all Laws and all requirements of any board of fire underwriters or similar body relating to the Premises now or hereafter in force relating to or affecting the condition, use, occupancy, alteration or improvement of the Premises (whether, except as otherwise provided herein, structural or nonstructural, including unforeseen and/or extraordinary alterations and/or improvements to the Premises and regardless of the period of time remaining in the Term).  Tenant shall not use or allow the Premises to be used for any unlawful purpose.  Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises, the Building or the Property, nor commit or suffer to be committed any waste in, on or about the Premises. Without limiting the foregoing, Tenant is prohibited from engaging or permitting others to engage in any activity which would be a violation of any state and/or federal laws relating to the use, sale, possession, cultivation and/or distribution of any controlled substances (whether for commercial or personal purposes) regulated under any applicable law or other applicable law relating to the medicinal use and/or distribution of marijuana (otherwise known as the Compassionate Use Act of 1996) (“Prohibited Drug Law Activities”).

ARTICLE 10 – HAZARDOUS MATERIALS

As used in this Lease, the term “Environmental Law(s)” means any past, present or future federal, state or local Law relating to (a) the environment, human health or safety, including, without limitation, emissions, discharges, releases or threatened releases of Hazardous Materials (as defined below) into the environment (including, without limitation, air, surface water, groundwater or land), or (b) the manufacture, generation, refining, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport, or handling of Hazardous Materials.  As used in this Lease, the term “Hazardous Materials” means and includes any hazardous or toxic materials, substances or wastes as now or hereafter designated or regulated under any Environmental Laws including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls (“PCBs”), and freon and other chlorofluorocarbons.  Tenant, its agents, officers, directors, shareholders, members, managers, partners, employees, subtenants, assignees, licensees, contractors or invitees (collectively, “Tenant’s Parties”) shall have the right to bring upon, store, handle, generate and otherwise use Hazardous Materials in and about the Premises in connection with its business operations provided that the same comply with (i) the Permitted Use and (ii) all applicable Environmental Laws.  Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises or any portion thereof by Tenant or any of Tenant’s Parties.  To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and Landlord’s members, shareholders, partners, officers, directors, managers, employees, agents, contractors, successors and assigns (collectively, “Landlord Parties”) from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises or any portion thereof and which are caused or permitted by Tenant or any of Tenant’s Parties.  Tenant shall give Landlord written notice of any evidence of water leaks or water infiltration in the Premises promptly upon discovery of same.  Investigation, clean up and remediation may be performed only after Tenant has Landlord’s written approval of a plan for such remediation.  All clean up and remediation shall be done in compliance with all applicable Laws and to the reasonable satisfaction of Landlord.

ARTICLE 11- PARKING

During the Term, Tenant shall be entitled, at no charge to Tenant, to utilize all exterior elements of the Premises, including, without limitation, parking spaces and parking and loading areas of the Premises, entrances, drive aisles, sidewalks and landscaping.

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ARTICLE 12 - TENANT SIGNS

Subject to Landlord’s prior approval (which shall not be unreasonably withheld, conditioned or delayed), any covenants, conditions, and restrictions affecting the Premises and all applicable laws, rules, regulations, and local ordinances, and subject to obtaining all necessary permits and approvals from the City of Fremont, Tenant shall have the right to install and maintain, at Tenant’s sole cost and expense, the maximum allowable signage as permitted by the City of Fremont (including exterior identification signage on the Building and on any monument signs now or hereafter located at the Premises), subject to the provisions of this Article 12.  Tenant shall be solely responsible for payment of all costs and expenses arising from the Tenant’s signage, including, without limitation, all design, fabrication and permitting costs, license fees, installation, maintenance, repair and removal costs.  Subsequent changes to Tenant’s sign(s) and/or any additional signs, shall be made or installed at Tenant’s sole cost and expense, subject to the prior written consent of Landlord (which shall not be unreasonably withheld, conditioned or delayed).  Landlord shall have the right to remove any signs or signage material installed in violation of this Article 12, without being liable to Tenant by reason of such removal, and to charge the cost of removal to Tenant as Additional Rent hereunder, payable within ten (10) days after written demand by Landlord.  Upon the expiration or earlier termination of this Lease, Tenant shall remove all exterior Tenant identification signage and repair any damage to the Building caused by any such signage at Tenant’s sole cost and expense.

ARTICLE 13 - ALTERATIONS

13.1Alterations.  In addition to initial Tenant Improvements which shall be governed by the Work Letter Agreement and shall not be considered “Alterations” as defined herein, Tenant may, at its sole cost and expense, make alterations, additions, installations, improvements and decorations to the Premises (“Alteration(s)”) subject to and upon the following terms and conditions:

a.Intentionally Omitted.

b.Tenant shall not make any Alterations unless Tenant first obtains Landlord’s prior written consent, which consent Landlord shall not unreasonably withhold, condition or delay, provided Landlord’s prior approval shall not be required for any non-structural alterations that satisfy all of the following conditions (hereinafter a “Pre-Approved Alteration”): (i) the costs of such Alterations do not exceed [***]; (ii) to the extent reasonably required by Landlord or by law due to the nature of the work being performed, Tenant delivers to Landlord final plans, specifications, working drawings, permits and approvals for such Alterations at least ten (10) days prior to commencement of the work thereof; (iii) Tenant and such Alterations otherwise satisfy all other conditions set forth in this Section 13.1; and (iv) the making of such Alterations will not otherwise cause a default by Tenant under any provision of this Lease.  Tenant shall provide Landlord with ten (10) days’ prior written notice before commencing any Alterations.  In addition, before proceeding with any Alteration, Tenant’s contractors shall obtain, on behalf of Tenant and at Tenant’s sole cost and expense:  (A) all necessary governmental permits and approvals for the commencement and completion of such Alterations, and (B) if the cost of such Alterations exceeds $[***] and Landlord requests the same, a completion and lien indemnity bond, or other surety satisfactory to Landlord for such Alterations (provided that the parties hereby acknowledge, for the avoidance of doubt, that such bonding requirement shall not apply to any of the phases of the Tenant Improvement Work).  Landlord’s approval of any plans, contractor(s) and subcontractor(s) of Tenant shall not release Tenant or any such contractor(s) and/or subcontractor(s) from any liability with respect to such Alterations and will create no liability or responsibility on Landlord’s part concerning the completeness of such Alterations or their design sufficiency or compliance with Laws.

c.All Alterations shall be performed: (i) in accordance with the plans, specifications and working drawings, if any, approved by Landlord, such approval not to be unreasonably withheld, condition or delayed; (ii) lien-free and in a good and workmanlike manner; (iii) in compliance with all building codes and Laws; (iv) by reputable contractors, subcontractors and vendors selected by Tenant and reasonably approved by Landlord, and (v) in such manner and subject to such rules and regulations as Landlord may from time to time reasonably designate.  Tenant shall insure all Alterations under its causes of loss-special form property insurance pursuant to this Lease.  If Landlord fails to approve or disapprove any plans submitted to it in accordance with this Article 12, or to approve the same with reasonable conditions, within ten (10) days after submission, then Tenant shall be entitled to send a second notice to Landlord (the “Second Alterations Notice”) requesting Landlord’s approval of such plans and specifications. If Landlord does not respond within five (5) days after receipt of such Second Alterations Notice, such plans shall be deemed approved.

d. Tenant shall pay to Landlord, as Additional Rent, the reasonable costs of Landlord’s engineers and other consultants for review of all plans, specifications and working drawings for the Alterations, within thirty (30) days after Tenant’s receipt of invoices either from Landlord or such consultants.

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e.Throughout the performance of the Alterations, Tenant shall obtain, or cause its contractors to obtain, workers compensation insurance and commercial general liability insurance in compliance with the insurance provisions of this Lease.

13.2Removal of Alterations.  All Alterations and the initial Tenant Improvements in the Premises (whether installed or paid for by Landlord or Tenant), shall become the property of Landlord and shall remain upon and be surrendered with the Premises at the end of the Term; provided, however, upon the expiration or earlier termination of this Lease, Tenant shall remove all items described on Schedule 13.1 as “Required Removables”, and Landlord may, by written notice delivered to Tenant within thirty (30) days after Landlord’s receipt of plans for the initial Tenant Improvements and any Alterations identify those initial Tenant Improvements or Alterations which Landlord shall require Tenant to remove at the end of the Term (any such items on Schedule 13.1 and any Tenant Improvements or Alterations so identified by Landlord being “Required Removables”).  If Landlord requires Tenant to remove any such Required Removables, Tenant shall, at its sole cost, remove the identified Required Removables on or before the expiration or sooner termination of this Lease and repair any damage to the Premises caused by such removal to its original condition (or, at Tenant’s option, Tenant shall pay to Landlord all of Landlord’s reasonable costs of such removal and repair). Notwithstanding the foregoing or anything to the contrary contained herein, in no event shall the items listed on Schedule 13.1 as “Items Which May Be Left Behind” ever be deemed to be Required Removables.

13.3Liens.  Tenant shall not permit any mechanic’s, materialmen’s or other liens to be filed against all or any part of the Property, nor against Tenant’s leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any of Tenant’s Parties.  If any such liens are filed, Tenant shall, at its sole cost, promptly cause such liens to be released of record or bonded so that such lien(s) no longer affect(s) title to the Property.  If Tenant fails to cause any such lien to be released or bonded within ten (10) days after filing thereof, Landlord may cause such lien to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien, and Tenant shall reimburse Landlord within five (5) business days after receipt of invoice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the Interest Rate from the date of such payment by Landlord.

ARTICLE 14 - TENANT’S INSURANCE

14.1Tenant’s Insurance.  On or before the earlier of the Early Access Period, the Commencement Date or the date Tenant commences or causes to be commenced any work of any type in the Premises, and continuing during the entire Term, Tenant shall obtain and keep in full force and effect, the following insurance with limits of coverage as set forth in Section 1.14 of the Summary:

a.Special Form (formerly known as “all risk”) insurance, including fire and extended coverage, sprinkler leakage (including earthquake sprinkler leakage), vandalism, malicious mischief plus flood coverage upon all personal property, fixtures and equipment of every description and kind owned by Tenant and located in or on the Premises, or for which Tenant is legally liable or installed by or on behalf of Tenant including, without limitation, furniture, equipment and any other personal property, in an amount not less than the full replacement cost thereof.

b.Commercial general liability insurance coverage on an occurrence basis, including personal injury, bodily injury (including wrongful death), broad form property damage, operations hazard, owner’s protective coverage, contractual liability (including Tenant’s indemnification obligations under this Lease), liquor liability (if Tenant serves alcohol on the Premises), products and completed operations liability.  The limits of liability of such commercial general liability insurance may be increased every three (3) years during the Term upon reasonable prior notice by Landlord to an amount reasonably required by Landlord to be commensurate with amount then required by other prudent owners for comparable properties in the area in which the Premises are located.

c.Commercial Automobile Liability covering all owned, hired and non-owned automobiles.

d.Worker’s compensation, in statutory amounts and employers’ liability, covering all persons employed in connection with any work done in, on or about the Premises for which claims for death, bodily injury or illness could be asserted against Landlord, Tenant or the Premises.

e.Umbrella liability insurance on an occurrence basis, in excess of and following the form of the underlying insurance described in Section 14.1.b. and 14.1.c. and the employer’s liability coverage in Section 14.1.d. which is at least as broad as each and every area of the underlying policies.  Such umbrella liability insurance shall include pay on behalf of wording, concurrency of effective dates with primary policies, blanket contractual liability, application of primary policy aggregates, and shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance, subject to customary commercially reasonable deductible amounts imposed on umbrella policies.

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f.If Tenant’s business includes professional services, Tenant shall, at Tenant’s expense, maintain in full force and effect professional liability (also known as errors and omissions insurance), covering Tenant and Tenant’s employees from work related negligence and liability in trade.

g.Loss of income, extra expense and business interruption insurance in such amounts as will reimburse Tenant for 12 months of direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or any other portion thereof as a result of such perils.

14.2Requirements.  Each policy required to be obtained by Tenant hereunder shall:  (a) be issued by insurers which are authorized to do business in the state in which the Premises are located and rated not less than Financial Size VIII, and with a Financial Strength rating of A- in the most recent version of Best’s Key Rating Guide (provided that, in any event, the same insurance company shall provide the coverages described in Sections 14.1.a. and 14.1.g. above); (b) be in form reasonably satisfactory from time to time to Landlord; (c) name Tenant as named insured thereunder, and shall name Landlord and, at Landlord’s request, such other persons or entities of which Tenant has been informed in writing, as additional insureds as to Tenant’s other insurance, all as their respective interests may appear; (d) not have a deductible amount exceeding Two Hundred Fifty Thousand Dollars ($250,000.00), which deductible amount shall be deemed self-insured with full waiver of subrogation; (e) specifically provide that the insurance afforded by such policy for the benefit of Landlord and any other additional insureds shall be primary, and any insurance carried by Landlord or any other additional insureds shall be excess and non-contributing; (f) [intentionally omitted]; (g) if commercially obtainable, require the insurer to endeavor to notify Landlord and any other additional insureds in writing not less than thirty (30) days (ten (10) days in the case of cancellation for nonpayment of premium) prior to any material change, reduction in coverage, cancellation or other termination thereof; (h) contain a cross liability or severability of interest endorsement; and (i) be in amounts sufficient at all times to satisfy any coinsurance requirements thereof.  Tenant agrees to deliver to Landlord, as soon as practicable after the placing of the required insurance, but in no event later than the date Tenant is required to obtain such insurance as set forth in Section 14.1 above, certificates from the insurance company evidencing the existence of such insurance and Tenant’s compliance with the foregoing provisions of this Article 14.  Tenant shall cause replacement certificates to be delivered to Landlord not less than five (5) days prior to the expiration of any such policy or policies.  If any such initial or replacement certificates are not furnished within the time(s) specified herein, Landlord shall have the right, but not the obligation, to procure such policies and certificates at Tenant’s expense.

14.3Effect on Insurance.  Tenant shall not do or permit to be done anything which will (a) violate or invalidate any insurance policy or coverage maintained by Landlord or Tenant hereunder, or (b) unreasonably increase the costs of any insurance policy maintained by Landlord.  If Tenant’s occupancy or conduct of its business in or on the Premises results in any increase in premiums for any insurance carried by Landlord with respect to the Premises, Tenant shall either discontinue the activities affecting the insurance or pay such increase as Additional Rent within thirty (30) days after being billed therefor by Landlord.  If any insurance coverage carried by Landlord pursuant to this Lease or otherwise with respect to the Premises shall be cancelled or reduced (or cancellation or reduction thereof shall be threatened) by reason of the use or occupancy of the Premises other than as allowed by the Permitted Use by Tenant or by anyone permitted by Tenant to be upon the Premises, and if Tenant fails to remedy such condition within fifteen (15) business days after notice thereof, Tenant shall be deemed to be in default under this Lease and Landlord shall have all remedies provided in this Lease, at law or in equity, including, without limitation, the right (but not the obligation) to enter upon the Premises and attempt to remedy such condition at Tenant’s cost.

ARTICLE 15 - LANDLORD’S INSURANCE

15.1Landlord Insurance.  During the Term, Landlord shall maintain property insurance written on a Special Form (formerly known as “all risk”) basis covering the Premises (including the Building and all Tenant Improvements and Alterations installed in the Premises including clean rooms and related improvements, but excluding, however, any property insured by Tenant under Section 14.1(a) above, including Tenant’s furniture, fixtures, equipment and other personal property), in an amount at least equal to the replacement value of such improvements against damage by fire and standard extended coverage perils and with vandalism and malicious mischief endorsements, rental loss coverage, and, at Landlord’s option, earthquake damage coverage, and such additional coverage as Landlord deems appropriate; provided that such other insurance must be commensurate with types and amounts of coverages then required by other prudent owners for comparable properties in the area in which the Premises are located.  Landlord shall also carry commercial general liability in such reasonable amounts and with such reasonable deductibles as would be carried by a prudent owner of a similar building in the area in which the Premises are located.  At Landlord’s option, all such insurance may be carried under any blanket or umbrella policies that Landlord has in force for other buildings and projects.  Landlord may, but shall not be obligated to carry any other form or forms of insurance as Landlord or the Mortgagees or ground lessors of Landlord may reasonably determine; provided that such other insurance must be commensurate with types and amounts of coverages then required by other prudent owners for comparable properties in the

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area in which the Premises are located.  For purposes of Landlord’s insurance coverage, Tenant shall provide Landlord, upon request by Landlord (which request may not be made more often than annually), with the estimated value of any and all improvements and Alterations made to the Premises by Tenant for which Landlord is to carry insurance coverage under this Article 15.  In addition, Tenant may provide such values to Landlord from time to time for purposes of determining the insurance coverages required to be carried by Landlord under this Article 15.  The cost of insurance obtained by Landlord pursuant to this Article 15 including reasonable deductibles as would be carried by a prudent owner of a similar building in the area in which the Premises are located shall be included in Insurance Costs.

15.2General Insurance Requirements.  The property insurance policy required to be obtained by Landlord under Section 15.1 above shall:  (a) be issued by insurers which are authorized to do business in the state in which the Premises are located and rated not less than Financial Size VIII, and with a Financial Strength rating of A- in the most recent version of Best’s Key Rating Guide; (b) be in form reasonably satisfactory from time to time to Tenant; (c) name Landlord as named insured thereunder, and shall name Tenant as lost payee with respect to all Tenant Improvements and Alterations; (d) not have a deductible amount exceeding Two Hundred Fifty Thousand Dollars ($250,000.00), which deductible amount shall be deemed self-insured with full waiver of subrogation; (e) specifically provide that the insurance afforded by such policy for the benefit of Tenant shall be primary, and any insurance carried by Tenant shall be excess and non-contributing; (f) [intentionally omitted]; (g) if commercially obtainable, require the insurer to endeavor to notify Tenant in writing not less than thirty (30) days (ten (10) days in the case of cancellation for nonpayment of premium) prior to any material change, reduction in coverage, cancellation or other termination thereof; (h) contain a cross liability or severability of interest endorsement; and (i) be in amounts sufficient at all times to satisfy any coinsurance requirements thereof.  Landlord agrees to deliver to Tenant, upon Tenant’s request therefor, certificates from the insurance company evidencing the existence of such property insurance and Landlord’s compliance with the foregoing provisions of this Article 15.  Landlord shall cause replacement certificates to be delivered to Tenant not less than five (5) days prior to the expiration of any such policy or policies.  If any such initial or replacement certificates are not furnished within the time(s) specified herein, Tenant shall have the right, but not the obligation, to procure such policies and certificates at Landlord’s expense.

ARTICLE 16 - INDEMNIFICATION AND EXCULPATION

16.1Tenant’s Assumption of Risk and Waiver.  Except to the extent such matter is not covered by the insurance required to be maintained by Tenant under this Lease and/or except to the extent such matter is attributable to the negligence or willful misconduct of Landlord or Landlord’s agents, contractors or employees, Landlord shall not be liable to Tenant, or any of Tenant’s Parties for: (i) any damage to property of Tenant, or of others, located in, on or about the Premises, (ii) the loss of or damage to any property of Tenant or of others by theft or otherwise, (iii) any injury or damage to persons or property resulting from fire, explosion, falling ceiling tiles masonry, steam, gas, electricity, water, rain or leaks from any part of the Premises or from the pipes, appliance of plumbing works or from the roof, street or subsurface or from any other places or by dampness or by any other cause of whatsoever nature, (iv) any such damage caused by persons in the Premises, occupants of any other portions of the Premises, or the public, or caused by operations in construction of any private, public or quasi-public work, or (v) any interruption of utilities and services (subject to Section 7.6 above).  Landlord shall in no event be liable to Tenant or any other person for any consequential damages, special or punitive damages, or for loss of business, revenue, income or profits and Tenant hereby waives any and all claims for any such damages.  Notwithstanding anything to the contrary contained in this Section 16.1, all property of Tenant and Tenant’s Parties kept or stored on the Premises, whether leased or owned by any such parties, shall be so kept or stored at the sole risk of Tenant and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant’s insurance carriers.  Landlord or its agents shall not be liable for interference with light or other intangible rights.

16.2Tenant’s Indemnification.  Except to the extent caused by the negligence or willful misconduct of Landlord or Landlord’s agents, contractors or employees, Tenant shall be liable for, and shall indemnify, defend, protect and hold Landlord and the Landlord Parties harmless from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities and expenses, including, without limitation, attorneys’ fees and court costs (collectively, “Indemnified Claims”), arising or resulting from (a) any occurrence in the Premises following the date Landlord delivers possession of all or any portion of the Premises to Tenant, (b) the negligence of willful misconduct of Tenant or any of Tenant’s Parties; (c) the use of the Premises and conduct of Tenant’s business by Tenant or any of Tenant’s Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any of Tenant’s Parties, in or about the Premises; and/or (d) any default by Tenant as to any obligations on Tenant’s part to be performed under the terms of this Lease.  The foregoing indemnification shall include, but not be limited to, any injury to, or death of, any person, or any loss of, or damage to, any property on the Premises, whether or not Landlord or any Landlord Parties has or should have knowledge or notice of the defect or conditions causing or contributing to such injury, death, loss or damage.  In case any action or proceeding is brought against Landlord or any Landlord Parties by reason of any such Indemnified Claims, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel approved in writing by Landlord, which approval shall not be unreasonably withheld.  Tenant’s indemnification obligations under this Section 16.2 and elsewhere in this Lease shall survive the expiration or earlier termination of this Lease.  Tenant’s covenants, agreements and indemnification in Section 16.1 and this Section 16.2 are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease.

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16.3Landlord’s Waiver.  Except as set forth in Section 21.2 with respect to holdover, Tenant shall in no event be liable to Landlord or any other person for any consequential damages, special or punitive damages, or for loss of business, revenue, income or profits and Landlord hereby waives any and all claims for any such damages

16.4Landlord’s Indemnification.  Subject to the terms of this Lease, Landlord shall indemnify, defend, protect and hold Tenant and Tenant’s Parties harmless from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities and expenses, including, without limitation, attorneys’ fees and court costs (collectively, “Landlord Indemnified Claims”), arising or resulting from (a) any occurrence in the Premises following expiration or earlier termination of this Lease and Tenant’s vacation of the Premises, (b) any negligence or willful misconduct of Landlord or any of the Landlord Parties; and/or (c) any default by Landlord as to any obligations on Landlord’s part to be performed under the terms of this Lease or the terms of any contract or agreement to which Landlord is a party or by which it is bound, affecting this Lease or the Premises.  In case any action or proceeding is brought against Tenant or any of Tenant’s Parties by reason of any such Landlord Indemnified Claims, Landlord, upon notice from Tenant, shall defend the same at Landlord’s expense by counsel approved in writing by Tenant, which approval shall not be unreasonably withheld.  Landlord’s indemnification obligations under this Section 16.3 and elsewhere in this Lease shall survive the expiration or earlier termination of this Lease for a period of twelve (12) months.  Landlord’s covenants, agreements and indemnification in this Section 16.3 are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Landlord pursuant to the provisions of this Lease.

ARTICLE 17- CASUALTY DAMAGE/DESTRUCTION

17.1Landlord’s Rights and Obligations.  If the Building is damaged by fire or other casualty (“Casualty”) and the Lease is not terminated pursuant to this Article 17, then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration of the portion of the Building damaged by such Casualty (excluding the Tenant Improvements and any Alterations, which shall be restored by Tenant as more fully set forth below) to substantially the condition in which the same existed prior to the Casualty (“Landlord’s Restoration Work”) and this Lease shall continue in full force and effect. Within forty five (45) days after the occurrence of such Casualty, Landlord shall deliver to Tenant a written estimate from a reputable contractor engaged by Landlord as to the probable length of time that will be necessary to substantially complete Landlord’s Restoration Work (the “Restoration Estimate”).   If (i) Landlord’s contractor estimates in the Restoration Estimate that Landlord’s Restoration Work will require longer than twelve (12) months to complete from the date of Casualty, or (ii) Landlord determines that Landlord will not receive insurance proceeds sufficient to complete restoration (provided that Landlord was carrying and maintaining the insurance coverages that it is required to carry under the terms of this Lease), then Landlord may elect to terminate this Lease effective as of the date which is thirty (30) days after Tenant’s receipt of Landlord’s election to so terminate; provided, however, Tenant may override Landlord’s termination election if under (i) above Tenant notifies Landlord that it desires Landlord to reconstruct notwithstanding such restoration period and Tenant agrees that Tenant’s Rent will not abate beyond any period of Landlord’s rental abatement insurance, or if under (ii) Tenant agrees to pay for any shortfall in Landlord’s insurance proceeds to cover the costs of restoration.

17.2Tenant’s Obligation to Notify.  In the event of any damage or destruction of all or any part of the Premises, Tenant shall promptly notify Landlord thereof.

17.3Abatement of Rent.  If as a result of any such damage, repair, reconstruction and/or restoration of the Building, Tenant is prevented from using, and does not use, the Premises or any portion thereof, then Rent shall be abated or reduced, as the case may be, during the period that Tenant continues to be so prevented from using and does not use the Premises or portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the Premises, from the date of the damage until the date that Landlord’s Restoration Work has been completed.  Except for abatement of Rent as provided hereinabove, Tenant shall not be entitled to any compensation or damages for loss of, or interference with, Tenant’s business or use or access of all or any part of the Premises resulting from any such damage, repair, reconstruction or restoration.

17.4Inability to Complete.  Notwithstanding anything to the contrary contained in this Article 17, if Landlord is obligated or elects to repair, reconstruct and/or restore the damaged portion of the Building pursuant to Section 17.1 above, but is delayed from completing such repair, reconstruction and/or restoration beyond the date which is six (6) months after the date estimated by Landlord’s contractor in the Restoration Estimate for completion thereof pursuant to Section 17.1 (which date may be extended up to thirty (30) days to the extent Landlord is delayed in completing Landlord’s Restoration Work by reason of any causes beyond the reasonable control of Landlord (including, without limitation, delays due to Force Majeure)), then Tenant may elect to terminate this Lease upon thirty (30) days’ prior written notice to Landlord unless Landlord completes the restoration within said 30-day notice period, in which case this Lease shall continue in full force and effect.

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17.5Damage Near End of Term.  Landlord and Tenant shall each have the right to terminate this Lease if any damage to the Building occurs during the last twelve (12) months of the Term and Landlord’s contractor estimates in the Restoration Estimate delivered to the parties that the repair, reconstruction or restoration of such damage cannot be completed within the earlier of (a) the scheduled expiration date of the Term, or (b) sixty (60) days after the date of such Casualty.

17.6Tenant’s Termination Right.  In the event of any damage or destruction which affects Tenant’s use and enjoyment of the Premises, if the Restoration Estimate indicates that Landlord’s Restoration Work will not be completed within twelve (12) months after the Casualty, Tenant shall have the right to terminate this Lease upon written notice to Landlord given within thirty (30) days after Tenant’s receipt of the Restoration Estimate.

17.7Waiver of Termination Right.  This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction.  Accordingly, except as expressly provided herein, Tenant hereby waives any and all provisions of applicable Law that provide alternative rights for the parties in the event of damage or destruction (including, without limitation, to the extent the Premises are located in California, the provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4 and any successor statute or laws of a similar nature).

17.8Tenant’s Restoration Work.  Following Landlord’s completion of Landlord’s Restoration Work, Tenant shall perform the work necessary to restore Tenant’s Alterations (including the Tenant Improvement) to the condition in which the same existed immediately prior to the Casualty (subject to modifications to reflect changes in Tenant’s then-current operations and/or requirements) (“Tenant’s Restoration Work”).  Tenant’s Restoration Work shall be performed in accordance with the provisions of Article 13 (Alterations).  In the event that Tenant does not receive insurance proceeds sufficient to complete Tenant’s Restoration Work due to Landlord not having carried and maintained the insurance coverages that it is required to carry under the terms of this Lease, Landlord agrees to pay to Tenant any such shortfall in insurance proceeds to cover the costs of Tenant’s Restoration Work.  If Landlord fails to pay such costs to Tenant within thirty (30) days after Tenant’s request therefor, Tenant shall have the right to offset such amount against the next payment(s) of Monthly Base Rent coming due until Tenant has been credited for the entire amount of such shortfall.

ARTICLE 18 - CONDEMNATION

18.1Substantial or Partial Taking.  Subject to the provisions of Section 18.3 below, either party may terminate this Lease if all or any material part of the Premises that would prevent or materially adversely affect Tenant’s ability to use the Premises for the Permitted Use is taken or condemned for any public or quasi-public use under law, by eminent domain or private purchase in lieu thereof (a “Taking”).  The terminating party shall provide written notice of termination to the other party within thirty (30) days after it first receives notice of the Taking.  The termination shall be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority.  If this Lease is not terminated, Base Rent and all other elements of this Lease which are dependent upon the area of the Premises shall be appropriately adjusted to account for any reduction in the square footage of the Premises.  All compensation awarded for a Taking shall be the property of Landlord.  The right to receive compensation or proceeds are expressly waived by Tenant, however, Tenant may file a separate claim for Tenant’s (i) the unamortized value of improvements installed by Tenant as its expense, (ii) furniture, fixtures, equipment and other personal property, (iii) loss of goodwill and (iv) Tenant’s reasonable relocation expenses.

18.2Intentionally Omitted.

18.3Temporary Taking.  In the event of a Taking of the Premises or any part thereof for temporary use, (a) this Lease shall be and remain unaffected thereby and Rent shall not abate, and (b) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall perform its obligations with respect to surrender of the Premises and shall pay to Landlord the portion of any award which is attributable to any period of time beyond the Term expiration date.  For purpose of this Section 18.3, a temporary taking shall be defined as a taking for a period of two hundred seventy (270) days or less.

18.4Waiver.  Tenant hereby waives any rights it may have pursuant to any applicable Laws (including, without limitation, to the extent the Premises are located in California, any rights Tenant might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure) and agrees that the provisions hereof shall govern the parties’ rights in the event of any Taking.

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ARTICLE 19 - WAIVER OF CLAIMS; WAIVER OF SUBROGATION

19.1Waiver.  Each party hereby waives its rights against the other party for any claims or damages or losses, including any deductibles, which are caused by or result from (a) any occurrence insured under any property insurance policy carried by such waiving party, or (b) any occurrence which would have been covered under any property insurance required to be obtained and maintained by such waiving party under this Lease had such insurance been obtained and maintained as required. The foregoing waiver shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease.

19.2Waiver of Insurers.  Each party shall cause each property insurance policy carried by it to provide that the insurer waives all rights of recovery by way of subrogation against the other party, in connection with any claims, losses and damages covered by such policy.  If either party fails to maintain insurance for an insurable loss, such loss shall be deemed to be self-insured with a deemed full waiver of subrogation as set forth in the immediately preceding sentence.

ARTICLE 20 - ASSIGNMENT AND SUBLETTING

20.1Restriction on Transfer.  Except with respect to a Permitted Transfer pursuant to Section 20.6 below, Tenant shall not, without the prior written consent of Landlord, which consent Landlord will not unreasonably withhold, conditioned or delayed, assign this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use or occupancy of the Premises by any party other than Tenant (any such assignment, encumbrance, sublease, license or the like being sometimes referred to as a “Transfer”).  In no event may Tenant encumber or hypothecate this Lease or the Premises.  This prohibition against Transfers shall be construed to include a prohibition against any assignment or subletting by operation of law.  Any Transfer without Landlord’s consent (except for a Permitted Transfer pursuant to Section 20.6 below) shall constitute a default by Tenant under this Lease, and in addition to all of Landlord’s other remedies at law, in equity or under this Lease, such Transfer shall be voidable at Landlord’s election.  Notwithstanding anything to the contrary contained herein, any initial public offering of Tenant’s stock and/or any other transfer of the stock of Tenant on a recognized security exchange shall not be considered a Transfer under this Article 20 requiring Landlord’s consent.

20.2Landlord’s Options.  If Tenant desires to effect a Transfer, then at least thirty (30) days prior to the date when Tenant desires the Transfer to be effective (the “Transfer Date”), Tenant shall deliver to Landlord written notice (“Transfer Notice”) setting forth the terms and conditions of the proposed Transfer and the identity of the proposed assignee, sublessee or other transferee (sometimes referred to hereinafter as a “Transferee”).  Tenant shall also deliver to Landlord with the Transfer Notice, a current financial statement and such evidence of financial responsibility and standing as Landlord may reasonably require of the Transferee, and such other information concerning the business background and financial condition of the proposed Transferee as Landlord may reasonably request.  Except with respect to a Permitted Transfer, within fifteen (15) days after Landlord’s receipt of any Transfer Notice, and any additional information requested by Landlord pursuant to this Section 20.2, Landlord will notify Tenant of its election to do one of the following:  (a) consent to the proposed Transfer subject to such reasonable conditions as Landlord may impose in providing such consent; or (b) refuse such consent, which refusal shall be on reasonable grounds.  If Landlord fails to notify Tenant consent or refuse consent to a proposed Transfer prior to the expiration of such fifteen (15) day notice period, and again within five (5) days following receipt of a second written request for consent from Tenant (delivered following the expiration of the initial 15 day notice period), then such proposed Transfer shall be deemed approved by Landlord.

20.3Additional Conditions; Excess Rent.  A condition to Landlord’s consent to any Transfer will be the delivery to Landlord of a true copy of the fully executed instrument of assignment, sublease, transfer or hypothecation, in form and substance reasonably satisfactory to Landlord, and an original of Landlord’s standard consent form (with such modifications thereto as may be reasonably requested by Tenant and/or the proposed Transferee) executed by both Tenant and the proposed Transferee.  In addition, Tenant shall pay to Landlord as Additional Rent within thirty (30) days after receipt thereof, without affecting or reducing any other obligations of Tenant hereunder, fifty percent (50%) of any rent or other economic consideration received by Tenant as a result of any Transfer which exceeds, in the aggregate, (i) the total Rent which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased) for the applicable period, plus (ii) any reasonable costs incurred by Tenant in connection with such Transfer, including brokerage commissions, attorneys’ fees and any additional concessions/expenses including free rent and tenant improvements actually paid by Tenant in connection with such Transfer, which commissions and fees shall, for purposes of the aforesaid calculation, be amortized on a straight-line basis over the term of such assignment or sublease.  If Tenant effects a Transfer or requests the consent of Landlord to any Transfer (whether or not such Transfer is consummated), then, upon demand, and as a condition precedent to Landlord’s consideration of the proposed assignment or sublease, Tenant agrees to pay Landlord a non-refundable administrative fee of Five Hundred Dollars ($500.00), plus up to an additional One Thousand Five Hundred Dollars ($1,500.00) for Landlord’s reasonable attorneys’ and paralegal fees and other costs incurred by Landlord in reviewing such proposed assignment or sublease (whether attributable to Landlord’s in-house attorneys or paralegals or otherwise).  Acceptance of the Five Hundred Dollar ($500.00) administrative fee and/or reimbursement of up to One Thousand Five Hundred Dollars ($1,500.00) for Landlord’s attorneys’ and/or paralegal fees shall in no event obligate Landlord to consent to any proposed Transfer.

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20.4Reasonable Disapproval.  Without limiting in any way Landlord’s right to withhold its consent on any reasonable grounds, it is agreed that Landlord will not be acting unreasonably in refusing to consent to a Transfer if, in Landlord’s reasonable opinion: (a) the proposed assignee does not have the financial capability to fulfill the obligations imposed by the Transfer; or (b) the proposed Transferee is a governmental entity; (c) the proposed Transfer involves a change of use of the Premises or would violate any exclusive use covenant to which Landlord is bound.

20.5No Release.  No Transfer, occupancy or collection of rent from any proposed Transferee shall be deemed a waiver on the part of Landlord, or the acceptance of the Transferee as Tenant and no Transfer shall release Tenant of Tenant’s obligations under this Lease or alter the primary liability of Tenant to pay Rent and to perform all other obligations to be performed by Tenant hereunder.  Landlord may require that any Transferee remit directly to Landlord on a monthly basis, all monies due Tenant by said Transferee, and each sublease shall provide that if Landlord gives said sublessee written notice that Tenant is in default under this Lease, said sublessee will thereafter make all payments due under the sublease directly to or as directed by Landlord, which payments will be credited against any payments due under this Lease.  Tenant hereby irrevocably and unconditionally assigns to Landlord all rents and other sums payable under any sublease of the Premises; provided, however, that Landlord hereby grants Tenant a license to collect all such rents and other sums so long as Tenant is not in default under this Lease.  Consent by Landlord to one Transfer shall not be deemed consent to any subsequent Transfer.  In the event of default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof beyond any applicable notice and cure periods, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor.  To the extent the Premises are located in California, Tenant hereby waives (for itself and all persons claiming under Tenant) the provisions of Civil Code Section 1995.310.

20.6Permitted Transfers.  Notwithstanding the provisions of Section 20.1 above to the contrary, provided that Tenant is not then in Default, Tenant may assign this Lease or sublet the Premises or any portion thereof (herein, a “Permitted Transfer”), without Landlord’s consent to any entity that controls, is controlled by or is under common control with Tenant, or to any successor entity resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all or substantially all of the assets of Tenant’s (i) business as a going concern of (ii) stock (each, a “Permitted Transferee”), provided that: (a) at least thirty (30) days prior to such assignment or sublease (unless such notice is prohibited by applicable law, in which case Tenant shall deliver such notice promptly after such assignment or sublease), Tenant delivers to Landlord a reasonably detailed description of the proposed Transfer and the financial statements and other financial and background information of the assignee or sublessee described in Section 20.2 above; (b) in the case of an assignment, the assignee assumes, in full, the obligations of Tenant under this Lease (or in the case of a sublease, the sublessee of a portion of the Premises or Term assumes, in full, the obligations of Tenant with respect to such portion) pursuant to an assignment and assumption agreement (or a sublease, as applicable) reasonably acceptable to Landlord, a fully executed copy of which is delivered to Landlord within thirty (30) days following the effective date of such assignment or subletting; (c) each guarantor of this Lease (if any) executes a reaffirmation of its guaranty in form satisfactory to Landlord; (d) the tangible net worth of the assignee or sublessee equals or exceeds that of Tenant as of the date immediately preceding the proposed Transfer; (e) Tenant remains fully liable under this Lease; (f) the use of the Premises is pursuant to Section 1.10 of this Lease; (g) such transaction is not entered into as a subterfuge to avoid the restrictions and provisions of this Article 20 and will not violate any exclusive use covenant to which Landlord is bound; and (h) with respect to a subletting only, Tenant and such Permitted Transferee execute Landlord’s standard consent to sublease form (with such modifications thereto as may be reasonably requested by Tenant and/or the proposed Transferee); and (i) Tenant is not in Default under this Lease.

ARTICLE 21 - SURRENDER AND HOLDING OVER

21.1Surrender of Premises.  Upon the expiration or sooner termination of this Lease, Tenant shall surrender all keys for the Premises and exclusive possession of the Premises to Landlord broom clean and in good condition and repair, reasonable wear and tear excepted (and casualty damage excepted), with all of Tenant’s personal property, electronic, fiber, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (to be removed in accordance with the National Electric Code and other applicable Laws) and those items, if any, of Alterations identified by Landlord pursuant to Section 13.2, removed therefrom and all damage caused by such removal repaired.  If Tenant fails to remove by the expiration or sooner termination of this Lease all of its personal property and Alterations identified by Landlord for removal pursuant to Section 13.2, Landlord may, (without liability to Tenant for loss thereof), at Tenant’s sole cost and in addition to Landlord’s other rights and remedies under this Lease, at law or in equity:  (a) remove and store such items in accordance with applicable Law; and/or (b) upon ten (10) days’ prior notice to Tenant, sell all or any such items at private or public sale for such price as Landlord may obtain as permitted under applicable Law.  Landlord shall apply the proceeds of any such sale to any amounts due to Landlord under this Lease from Tenant (including Landlord’s attorneys’ fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.

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21.2Holding Over.  Tenant will not be permitted to hold over possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion.  If Tenant holds over after the expiration or earlier termination of the Term with or without the express written consent of Landlord, then, in addition to all other remedies available to Landlord, Tenant shall become a tenant at sufferance only, upon the terms and conditions set forth in this Lease so far as applicable (including Tenant’s obligation to pay all Additional Rent under this Lease), but at a Monthly Base Rent equal to [***] percent ([***]%) of the Monthly Base Rent applicable to the Premises immediately prior to the date of such expiration or earlier termination.  Any such holdover Rent shall be paid on a per month basis without reduction for partial months during the holdover.  Acceptance by Landlord of Rent after such expiration or earlier termination shall not constitute consent to a hold over hereunder or result in an extension of this Lease.  This Section 21.2 shall not be construed to create any express or implied right to holdover beyond the expiration of the Term or any extension thereof; provided, however, Tenant shall have the right to holdover for a period of up to [***] days (“Pre-Approved Holdover Period”) if Tenant provides a minimum of twelve (12) months prior written notice to Landlord and Tenant pays Monthly Base Rent for such holdover period equal to [***] percent ([***]%) of the Monthly Base Rent applicable to the Premises immediately prior to such Pre-Approved Holdover Period.  In addition, if Tenant holds over in the Premises for more than [***] days after the expiration of the Term or any Pre-Approved Holdover Period (provided that Landlord has provided Tenant with at least thirty (30) days’ prior notice that Landlord has secured an incoming tenant), then Tenant shall be liable, and shall pay to Landlord within ten (10) days after demand, for all losses incurred by Landlord as a result of such holdover, and shall indemnify, defend and hold Landlord and the Landlord Parties harmless from and against all liabilities, damages, losses, claims, suits, costs and expenses (including reasonable attorneys’ fees and costs) arising from or relating to any such holdover tenancy, including without limitation, any claim for damages made by a succeeding tenant. Tenant’s indemnification obligation hereunder shall survive the expiration or earlier termination of this Lease.  The foregoing provisions of this Section 21.2 are in addition to, and do not affect, Landlord’s right of re-entry or any other rights of Landlord hereunder or otherwise at law or in equity.

ARTICLE 22 - DEFAULTS

22.1Tenant’s Default.  The occurrence of any one or more of the following events shall constitute a “Default” under this Lease by Tenant:

a.intentionally omitted;

b.the failure by Tenant to make any payment of Rent, Additional Rent or any other payment required to be made by Tenant hereunder, where such failure continues for five (5) business days after written notice thereof from Landlord that such payment was not received when due; provided that if Landlord provides two (2) or more notices of late payment within any twelve (12) month period, then the third failure of Tenant to make any payment of Rent or any other payment required to be made by Tenant hereunder when due in the twelve (12) month period following the second (2nd) such notice shall be an automatic Default without notice from Landlord;

c.the failure by Tenant to observe or perform any of the express covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Section 22.1(a) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s default is such that it may be cured but more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion; or

d.A general assignment by Tenant or any guarantor or surety of Tenant’s obligations hereunder (“Guarantor”) for the benefit of creditors;

e.The filing of a voluntary petition in bankruptcy by Tenant or any Guarantor, the filing by Tenant or any Guarantor of a voluntary petition for an arrangement, the filing by or against Tenant or any Guarantor of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by the creditors of Tenant or any Guarantor, said involuntary petition remaining undischarged for a period of one hundred twenty (120) days;

f.Receivership, attachment, or other judicial seizure of substantially all of Tenant’s assets on the Premises, such attachment or other seizure remaining undismissed or undischarged for a period of thirty (30) days after the levy thereof.

Any notice sent by Landlord to Tenant pursuant to this Section 22.1 shall be in lieu of, and not in addition to, any notice required under any applicable Law.

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ARTICLE 23 - REMEDIES OF LANDLORD

23.1Landlord’s Remedies; Termination.  In the event of any such Default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity (including, without limitation, to the extent the Premises are located in California, the remedies of Civil Code Section 1951.4 and any successor statute or similar Law, which provides that Landlord may continue this Lease in effect following Tenant’s breach and abandonment and collect rent as it falls due, if Tenant has the right to sublet or assign, subject to reasonable limitations), Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder and to re-enter the Premises and remove all persons and property from the Premises in accordance with applicable Law; such property may be removed, stored and/or disposed of as permitted by applicable Law and in accordance with Section 21.1 above.  If Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant: (a) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus (b) the worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (d) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Lease, including any costs to return the Premises to the condition required at the end of the Term.

As used in Sections 23.1(a) and 23.1(b) above, the “worth at the time of award” is computed by allowing interest at the Interest Rate set forth in the Summary.  As used in Section 23.1(c) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).  To the extent the Premises are located in California, Tenant hereby waives for Tenant and all those claiming under Tenant all right now or hereafter existing including, without limitation, any rights under California Code of Civil Procedure Sections 1174 and 1179 and Civil Code Section 1950.7 to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

23.2Landlord’s Remedies; Continuation of Lease; Re-Entry Rights.  In the event of any such Default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall also have the right to (a) continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due (less any net re-letting proceeds), and (b) with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises in accordance with applicable Law; such property may be removed, stored and/or disposed of as permitted by applicable Law and in accordance with Section 21.1 above.  No re-entry or taking possession of the Premises by Landlord pursuant to this Section 23.2, and no acceptance of surrender of the Premises or other action on Landlord’s part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.  No notice from Landlord or notice given under a forcible entry and detainer statute or similar Laws will constitute an election by Landlord to terminate this Lease unless such notice specifically so states.  Notwithstanding any reletting without termination by Landlord because of any Default, Landlord may at any time after such reletting elect to terminate this Lease for any such Default, provided that Tenant shall be entitled to a credit and/or reduction for any net proceeds received by Landlord on account of such re-letting.

23.3Landlord’s Right to Perform.  Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement or offset of Rent.  In the event of any Default by Tenant, Landlord may, without waiving or releasing Tenant from any of Tenant’s obligations, make such payment or perform such other act as required to cure such Default on behalf of Tenant.  All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within five (5) days after demand therefor as Additional Rent.

23.4Rights and Remedies Cumulative.  All rights, options and remedies of Landlord contained in this Article 23 and elsewhere in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease.  Nothing in this Article 23 shall be deemed to limit or otherwise affect Tenant’s indemnification of Landlord pursuant to any provision of this Lease.

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23.5Costs Upon Default and Litigation.  Tenant shall pay to Landlord and its Mortgagees as Additional Rent all the expenses incurred by Landlord or its Mortgagees in connection with any default by Tenant hereunder or the exercise of any remedy by reason of any default by Tenant hereunder, including reasonable attorneys’ fees and expenses.  If Landlord or its Mortgagees shall be made a party to any litigation commenced against Tenant or any litigation pertaining to this Lease or the Premises, at the option of Landlord and/or its Mortgagees, Tenant, at its expense, shall provide Landlord and/or its Mortgagees with counsel approved by Landlord and/or its Mortgagees and shall pay all costs incurred or paid by Landlord and/or its Mortgagees in connection with such litigation.

ARTICLE 24 - ENTRY BY LANDLORD

Landlord and its employees and agents shall at all reasonable times have the right to enter the Premises to inspect the same, to supply any service required to be provided by Landlord to Tenant under this Lease, to exhibit the Premises to prospective lenders or purchasers (or during the last year of the Term, to prospective tenants), to post notices of non-responsibility, and/or to alter, improve or repair the Premises or any portion thereof to the extent Landlord is permitted to make such alterations, improvements or repairs under this Lease, all without being deemed guilty of or liable for any breach of Landlord’s covenant of quiet enjoyment or any eviction of Tenant, and without abatement of Rent.  In exercising such entry rights, Landlord shall (i) minimize, to the extent reasonably practicable, the interference with Tenant’s business, (ii) provide Tenant with least twenty four (24) hours’ advance written notice of such entry (except in emergency situations), (iii) comply with Tenant’s reasonable safety, security and confidentiality requirements, and (iv) be accompanied by a representative of Tenant (collectively, the “Access Conditions”), provided that Tenant hereby covenants and agrees to make a representative available at all times during Tenant’s normal business hours during the Term upon twenty four (24) hours’ advance written notice.  For each of the foregoing purposes, Landlord shall at all times have and retain a key and/or access card with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults, safes and Secure Areas, and Landlord shall have the means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises.  Any entry to the Premises obtained by Landlord by any of said means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof, or grounds for any abatement or reduction of Rent and Landlord shall not have any liability to Tenant for any damages or losses on account of any such entry by Landlord.  Notwithstanding anything to the contrary set forth in this Article 24, Tenant may designate certain areas of the Premises as “Secure Areas” (i) for the purpose of securing certain valuable, proprietary, confidential or otherwise sensitive materials, property and/or information, (ii) in connection with Tenant’s manufacturing processes or operations within the Premises or (iii) to comply with applicable Laws.  The Secure Areas may include, without limitation, any clean rooms, laboratory areas, warehouse and holding areas or other similar areas located in the Building.  Notwithstanding anything to the contrary contained in this Lease, in no event may Landlord enter any Secure Areas except (a) to the extent necessary in order to satisfy its maintenance and/or repair obligations under Section 8.1 above or (b) in response to specific requests by Tenant.  In either such event, access by Landlord into any Secure Areas shall nevertheless be subject to the Access Conditions.

ARTICLE 25 - LIMITATION ON LANDLORD’S LIABILITY

Notwithstanding anything contained in this Lease to the contrary, the obligations of either party under this Lease (including as to any actual or alleged breach or default by either party) do not constitute personal obligations of the individual members, managers, investors, partners, directors, officers, or shareholders of such party or such party’s members or partners, and the other party shall not seek recourse against the individual members, managers, investors, partners, directors, officers, or shareholders of such party or such party’s members or partners or any other persons or entities having any interest in such party, or any of their personal assets for satisfaction of any liability with respect to this Lease.  In addition, in consideration of the benefits accruing hereunder to Tenant and notwithstanding anything contained in this Lease to the contrary, Tenant hereby covenants and agrees for itself and all of its successors and assigns that the liability of Landlord for its obligations under this Lease (including any liability as a result of any actual or alleged failure, breach or default hereunder by Landlord), shall be limited solely to, and Tenant’s and its successors’ and assigns’ sole and exclusive remedy shall be against, Landlord’s interest in the Premises, and no other assets of Landlord.  The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee’s interest in a ground lease of, the Premises.  In the event of any transfer or conveyance of any such title or interest (other than a transfer for security purposes only), the transferor shall be automatically relieved of all covenants and obligations on the part of Landlord contained in this Lease.  Landlord and Landlord’s transferees and assignees shall have the absolute right to transfer all or any portion of their respective title and interest in the Premises and/or this Lease without the consent of Tenant, and such transfer or subsequent transfer shall not be deemed a violation on Landlord’s part of any of the terms and conditions of this Lease.

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ARTICLE 26 - SUBORDINATION

Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”), provided and on the condition that any Mortgagee (as hereinafter defined) shall execute and deliver to Tenant a subordination, non-disturbance and attornment agreement (“SNDA”) in a commercially reasonable form reasonable acceptable to such Mortgagee and Tenant. This clause shall be self-operative, but no later than ten (10) business days after written request from Landlord or any holder of a Mortgage (each, a “Mortgagee” and collectively, “Mortgagees”), Tenant shall execute a commercially reasonable subordination agreement.  As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease.  No later than ten (10) business days after written request by Landlord or any Mortgagee, Tenant shall, without charge, attorn to and recognize any successor to Landlord’s interest in this Lease (“Successor Landlord”) as Tenant’s landlord under this Lease so long as such successor shall recognize the rights of Tenant under this Lease and agrees that Tenant’s possession hereunder will not be disturbed.  Upon such attornment, this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease except that Successor Landlord shall not (a) be liable for any previous act or omission of Landlord under this Lease, unless the same shall be continuing; (b) be subject to any offset, not expressly provided for in this Lease, which theretofore shall have accrued to Tenant against Landlord; or (c) be bound by any previous modification of this Lease or by any previous prepayment of more than one month’s Monthly Base Rent or Additional Rent, unless such modification or prepayment shall have been expressly approved in writing by the Mortgagee of the Mortgage through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease.  Tenant hereby waives its rights under any current or future Law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale.  Should Tenant fail to sign and return any such documents within said ten (10) business day period, Tenant shall be in default hereunder.  In the event of any conflict between the provisions of this Article 26 and the provisions of any SNDA executed by Tenant and any Mortgagee, the provisions of such SNDA shall govern.

ARTICLE 27 - ESTOPPEL CERTIFICATE

Within ten (10) business days following written request by the other party, Tenant or Landlord shall execute and deliver to the other an estoppel certificate, in a form substantially similar to the form of Exhibit E attached hereto. Any such estoppel certificate delivered pursuant to this Article 27 may be relied upon by Landlord or Tenant, as the case may be, and any mortgagee, beneficiary, purchaser or prospective purchaser of any portion of the Property, as well as their assignees.  Either party’s failure to deliver such certificate within such time shall be conclusive upon such party that this Lease is in full force and effect, without modification except as may be represented by the party requesting the estoppel, that there are no uncured defaults in performance by either party, and that not more than one (1) month’s Rent has been paid in advance.

ARTICLE 28 - RELOCATION OF PREMISES

Intentionally Omitted.

ARTICLE 29 - MORTGAGEE PROTECTION

If, in connection with Landlord’s obtaining or entering into any financing or ground lease for any portion of the Premises, the lender or ground lessor shall request modifications to this Lease, Tenant shall, within thirty (30) days after request therefor, execute an amendment to this Lease including such modifications, provided such modifications are reasonable, do not increase the obligations of Tenant hereunder, do not decreases Landlord’s obligations hereunder and do not adversely affect the leasehold estate created hereby or Tenant’s rights hereunder.

ARTICLE 30 - QUIET ENJOYMENT

Landlord covenants and agrees with Tenant that, provided no Event of Default exists and is continuing, Tenant shall have the right to use and occupy the Premises in accordance with and subject to the terms and conditions of this Lease as against all persons claiming by, through or under Landlord. This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Premises.

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ARTICLE 31 - MISCELLANEOUS PROVISIONS

31.1Broker.  Tenant represents that it has not had any dealings with any real estate broker, finder or intermediary with respect to this Lease, other than the Brokers specified in the Summary.  Tenant shall indemnify, protect, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys’ fees and court costs) resulting from any breach by Tenant of the foregoing representation, including, without limitation, any claims that may be asserted against Landlord by any broker, agent or finder undisclosed by Tenant herein.  Landlord shall indemnify, protect, and hold Tenant harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys’ fees and court costs) resulting from any other brokers claiming to have represented Landlord in connection with this Lease.  The foregoing indemnities shall survive the expiration or earlier termination of this Lease.  Landlord shall pay to the Brokers the brokerage fee, if any, pursuant to a separate written agreement between Landlord and Brokers.

31.2Governing Law.  This Lease shall be governed by, and construed pursuant to, the laws of the state in which the Premises are located.  Venue for any litigation between the parties hereto concerning this Lease or the occupancy of the Premises shall be initiated in the county in which the Premises are located.  Tenant shall comply with all governmental and quasi-governmental laws, ordinances and regulations applicable to the Premises, and all rules and regulations adopted pursuant thereto and all covenants, conditions and restrictions applicable to and/or of record against the Premises (individually, a “Law” and collectively, the “Laws”).

31.3Successors and Assigns.  Subject to the provisions of Article 25 above, and except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives and permitted successors and assigns; provided, however, no rights shall inure to the benefit of any Transferee of Tenant unless the Transfer to such Transferee is made in compliance with the provisions of Article 20, and no options or other rights which are expressly made personal to the original Tenant hereunder or in any rider attached hereto shall be assignable to or exercisable by anyone other than the original Tenant under this Lease.

31.4No Merger.  The voluntary or other surrender of this Lease by Tenant or a mutual termination thereof shall not work as a merger and shall, at the option of Landlord, either (a) terminate all or any existing subleases, or (b) operate as an assignment to Landlord of Tenant’s interest under any or all such subleases.

31.5Professional Fees.  If either Landlord or Tenant should bring suit (or alternate dispute resolution proceedings) against the other with respect to this Lease, including for unlawful detainer, forcible entry and detainer, or any other relief against the other hereunder, then all reasonable, out-of-pocket costs and expenses incurred by the prevailing party therein (including, without limitation, its actual appraisers’, accountants’, attorneys’ and other professional fees, expenses and court costs), shall be paid by the other party, including any and all costs incurred in enforcing, perfecting and executing such judgment and all reasonable costs and attorneys’ fees associated with any appeal.

31.6Waiver.  The waiver by either party of any breach by the other party of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant and condition herein contained, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of any party to insist upon the performance by the other in strict accordance with said terms.  No waiver of any default of either party hereunder shall be implied from any acceptance by Landlord or delivery by Tenant (as the case may be) of any Rent or other payments due hereunder or any omission by the non-defaulting party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver.

31.7Terms and Headings.  The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular.  Words used in any gender include other genders.  The Article and Section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.  Any deletion of language from this Lease prior to its execution by Landlord and Tenant shall not be construed to raise any presumption, canon of construction or implication, including, without limitation, any implication that the parties intended thereby to state the converse of the deleted language.  The parties hereto acknowledge and agree that each has participated in the negotiation and drafting of this Lease; therefore, in the event of an ambiguity in, or dispute regarding the interpretation of, this Lease, the interpretation of this Lease shall not be resolved by any rule of interpretation providing for interpretation against the party who caused the uncertainty to exist or against the draftsman.

31.8Time.  Time is of the essence with respect to performance of every provision of this Lease in which time or performance is a factor.

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31.9Business Day.  A “business day” is Monday through Friday, excluding holidays observed by the United States Postal Service and reference to 5:00 p.m. is to the time zone of the recipient.  Whenever action must be taken (including the giving of notice or the delivery of documents) under this Lease during a certain period of time (or by a particular date) that ends (or occurs) on a non-business day, then such period (or date) shall be extended until the immediately following business day.

31.10Payments and Notices.  All Rent and other sums payable by Tenant to Landlord hereunder shall be paid to Landlord at the address designated in the Summary, or to such other persons and/or at such other places as Landlord may hereafter designate in writing.  Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery (including delivery by nationally recognized overnight courier or express mailing service), or by registered or certified mail, postage prepaid, return receipt requested, addressed to Tenant at the address(es) designated in the Summary, or to Landlord at the address(es) designated in the Summary.  Either party may, by written notice to the other, specify a different address for notice purposes.  Notice given in the foregoing manner shall be deemed given (i) when actually received or refused by the party to whom sent if delivered by a carrier or personally served or (ii) if mailed, on the day of actual delivery or refusal as shown by the certified mail return receipt or the expiration of three (3) business days after the day of mailing, whichever first occurs.

31.11Prior Agreements; Amendments.  This Lease, including the Summary and all Exhibits attached hereto, contains all of the covenants, provisions, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and any other matter covered or mentioned in this Lease, and no prior agreement or understanding, oral or written, express or implied, pertaining to the Premises or any such other matter shall be effective for any purpose.  No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.  The parties acknowledge that all prior agreements, representations and negotiations are deemed superseded by the execution of this Lease to the extent they are not expressly incorporated herein.

31.12Separability.  The invalidity or unenforceability of any provision of this Lease shall in no way affect, impair or invalidate any other provision hereof, and such other provisions shall remain valid and in full force and effect to the fullest extent permitted by law.

31.13Recording.  Neither Landlord nor Tenant shall record this Lease or a short form memorandum of this Lease.

31.14Accord and Satisfaction.  No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease.  Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by any statute or at common law.

31.15Financial Statements.  Upon ten (10) days prior written request from Landlord (which Landlord may make at any time during the Term including in connection with Tenant’s exercise of any Option in this Lease, but no more often that two (2) times in any calendar year, other than in the event of a default by Tenant during such calendar year or the exercise of any Option in such calendar year, when such limitation shall not apply), Tenant shall deliver to Landlord for review by Landlord and by Landlord’s accountants, investors and prospective purchasers and lenders: (a) a current financial statement of Tenant and any guarantor of this Lease, and (b) financial statements of Tenant and such guarantor for the two (2) years prior to the current financial statement year.  Landlord covenants and agrees not to disclose any information regarding Tenant’s financial statements to any parties other than its accountants, investors, purchasers, and lenders to keep all of Tenant’s financial information confidential.   Without limiting the foregoing, Tenant may condition delivery of such financial statements on Landlord’s execution and delivery of a Tenant’s form of confidentiality agreement.  Such statements shall be prepared in accordance with generally acceptable accounting principles and certified as true in all material respects by Tenant (if Tenant is an individual) or by an authorized officer, member/manager or general partner of Tenant (if Tenant is a corporation, limited liability company or partnership, respectively).

31.16No Partnership.  Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant by reason of this Lease.

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31.17Force Majeure.  If either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, governmental moratorium or other governmental action or inaction (including, without limitation, failure, refusal or delay in issuing permits, approvals and/or authorizations), injunction or court order, riots, insurrection, war, terrorism, bioterrorism, fire, earthquake, inclement weather including rain, flood or other natural disaster or other reason of a like nature not the fault of the party delaying in performing work or doing acts required under the terms of this Lease (but excluding delays due to financial inability) (herein, “Force Majeure Delay(s)”), then performance of such act shall be excused for the period of such Force Majeure Delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.  The provisions of this Section 31.17 shall not apply to nor operate to excuse Tenant from the payment of Monthly Base Rent, or any Additional Rent or any other payments strictly in accordance with the terms of this Lease.

31.18Counterparts.  This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.  Signatures and initials required in this document may be executed via “wet” original handwritten signature or initials, or via electronic signature or mark, which shall be binding on the parties as originals, and the executed signature pages may be delivered using pdf or similar file type transmitted via electronic mail, cloud based server, e-signature technology or other similar electronic means, and any such transmittal shall constitute delivery of the executed document for all purposes of this Lease.

31.19Nondisclosure of Lease Terms.  The terms and conditions of this Lease (including any materials, documents or other information furnished by one party to the other party pursuant to this lease) are confidential and may not be disclosed by Landlord or Tenant or to any third parties without the prior written consent of the other party except for such parties’ respective attorneys, tax advisors, financial consultants, partners or as may be required by applicable Laws or as may be necessary to enforce the terms of this Lease; provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease.

31.20Tenant’s Authority.  If Tenant executes this Lease as a partnership, corporation or limited liability company, then Tenant and the persons and/or entities executing this Lease on behalf of Tenant represent and warrant that: (a) Tenant is a duly organized and existing partnership, corporation or limited liability company, as the case may be, and is qualified to do business in the state in which the Premises are located; (b) such persons and/or entities executing this Lease are duly authorized to execute and deliver this Lease on Tenant’s behalf; and (c) this Lease is binding upon Tenant in accordance with its terms.  Tenant shall provide to Landlord a copy of any documents reasonably requested by Landlord evidencing such qualification, organization, existence and authorization within ten (10) days after Landlord’s request.   Tenant represents and warrants to Landlord that Tenant is not, and the entities or individuals constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant are not, (i) in violation of any Laws relating to terrorism or money laundering, or (ii) among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

31.21Joint and Several Liability.  If more than one person or entity executes this Lease as Tenant: (a) each of them is and shall be jointly and severally liable for the covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant; and (b) the act or signature of, or notice from or to, any one or more of them with respect to this Lease shall be binding upon each and all of the persons and entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or signed, or given or received such notice.

31.22No Option.  The submission of this Lease for examination or execution by Tenant does not constitute a reservation of or option for the Premises and this Lease shall not become effective as a Lease until it has been executed by Landlord and delivered to Tenant.

31.23OFAC.  Tenant certifies, represents, warrants and covenants that:

It is not acting and will not act, directly or indirectly, for or on behalf of any of the following:

a.Any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist;

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b.Any “Specially Designated National” or “Blocked Person” as designated pursuant to any law, order, rule, or regulation that is enforced or administered by the United States Government or any of its departments or agencies; or

c.Any other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and

It is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation.

[NO FURTHER TEXT ON THIS PAGE; SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the date first above written.

Tenant:

ORCHARD THERAPEUTICS NORTH AMERICA,
a California corporation

By:  /s/ Mark Rothera
Name:   Mark Rothera
Title:   President & CEO

[SIGNATURE CONTINUED ON FOLLOWING PAGE]

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Landlord: BPP PACIFIC INDUSTRIAL CANON-REIT OWNER 2LLC, A Delaware limited liability company By: Its: Authorized Signatory For LBA Office Use Only: Prepared &Review by:

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EXHIBIT A

PREMISES SITE PLAN

PREMISE SITE PLANCORPORATE WAYRESEARCH AVENUE

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EXHIBIT B

PREMISES FLOOR PLAN

LEASE EXHIBIT

800 Corporate Way, Fremont, CA

N

OFFICE AREA: 72,193 SF
SUITE AREA: 152,995 SF
09/06/17

PREMISES FLOOR PLAN LEASE EXIBIT 800 Corporate Way, Fremont, CA

Exhibit B 1
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EXHIBIT C

WORK LETTER

[TENANT BUILD W/ALLOWANCE]

1.TENANT IMPROVEMENTS.  As used in the Lease and this Work Letter, the term “Tenant Improvements” or “Tenant Improvement Work” or “Tenant’s Work” means the completion of the Roof Work and the HVAC Work as well as completion of those items of general tenant improvement construction shown on the Final Plans (described in Section 4 below), more particularly described in Section 5 below.  Tenant shall complete the Tenant Improvements at Tenant’s sole cost and expense, subject to application of Landlord’s Allowance described below.

2.WORK SCHEDULE.  Prior to commencing construction, Tenant will deliver to Landlord a schedule (“Work Schedule”), which will set forth the then-anticipated timetable for the planning and completion of the installation of the Tenant Improvements.  It is understood that (i) Tenant intends to complete the construction and design of the Tenant Improvements in multiple phases (ii) the Work Schedule shall be subject to modification by Tenant from time to time.  Tenant agrees that once it commences any phase of Tenant Improvements Tenant shall pursue completion of such phase of the Tenant Improvements with due diligence.

3.CONSTRUCTION REPRESENTATIVES.  Landlord hereby appoints the following person(s) as Landlord’s representative (“Landlord’s Representative”) to act for Landlord in all matters covered by this Work Letter:  [***].

Tenant hereby appoints the following person(s) as Tenant’s representative (“Tenant’s Representative”) to act for Tenant in all matters covered by this Work Letter:  [***].

All communications with respect to the matters covered by this Work Letter are to be made to Landlord’s Representative or Tenant’s Representative, as the case may be, in writing in compliance with the notice provisions of the Lease.  Either party may change its representative under this Work Letter at any time by written notice to the other party in compliance with the notice provisions of the Lease.

4.TENANT IMPROVEMENT PLANS

(a)Preparation of Space Plans.  In accordance with the Work Schedule, Landlord agrees to meet with Tenant’s architect and/or space planner for the purpose of promptly reviewing preliminary space plans for the layout of the Premises prepared by Tenant (“Space Plans”).  The Space Plans are to be sufficient to convey the architectural design of the Premises and layout of the Tenant Improvements therein and are to be submitted to Landlord in accordance with the Work Schedule for Landlord’s approval.  Landlord shall approve or reasonably disapprove the Space Plans within [***] days following receipt from Tenant, failing which Tenant may send a second request for such approval.  If Landlord fails to approve or reasonably disapprove such Space Plans within such [***] day period, then if Landlord fails to approve or reasonably disapprove such Space Plans within [***] business days after receipt of a second request for approval, then such Space Plans shall be deemed approved.  If Landlord reasonably disapproves any aspect of the Space Plans, Landlord will advise Tenant in writing of such disapproval and the reasons therefor.  Tenant will then submit to Landlord for Landlord’s approval a redesign of the Space Plans incorporating the revisions reasonably required by Landlord.

(b)Preparation of Final Plans.  Based on the approved Space Plans, and in accordance with the Work Schedule, Tenant’s architect will prepare complete architectural plans, drawings and specifications and complete engineered mechanical, structural and electrical working drawings for all of the Tenant Improvements for the Premises (collectively, the “Final Plans”).  The Final Plans will show (a) the subdivision (including partitions and walls), layout, lighting, finish and decoration work (including carpeting and other floor coverings) for the Premises; (b) all internal and external communications and utility facilities which will require conduiting or other improvements from the base Building shell work and/or within common areas; and (c) all other specifications for the Tenant Improvements.  The Final Plans will be submitted to Landlord for signature to confirm that they are consistent with the Space Plans.  Landlord shall approve or reasonably disapprove the Final Plans within [***] days following receipt from Tenant, failing which Tenant may send a second request for such approval.  If Landlord fails to approve or reasonably disapprove such Final Plans within [***] business days after receipt of such second request, then such Final Plans shall be deemed approved.   If Landlord reasonably disapproves any aspect of the Final Plans based on any inconsistency with the Space Plans, Landlord agrees to advise Tenant in writing of such disapproval and the reasons therefor.  Tenant will then cause Tenant’s architect to redesign the Final Plans incorporating the revisions reasonably requested by Landlord so as to make the Final Plans consistent with the Space Plans.

Exhibit C 1
*** Confidential Treatment Requested ***

(c)Requirements of Tenant’s Final Plans.  Tenant’s Final Plans will include locations and complete dimensions, and the Tenant Improvements, as shown on the Final Plans, will:  (i) be compatible with the Building shell and with the design, construction and equipment of the Building; and (ii) comply with all applicable laws, ordinances, rules and regulations of all governmental authorities having jurisdiction, and all applicable insurance regulations.

(d)Submittal of Final Plans.  Once approved by Landlord and Tenant, Tenant’s architect will submit the Final Plans to the appropriate governmental agencies for plan checking and the issuance of a building permit.  Tenant’s architect, with Landlord’s cooperation, will make any changes to the Final Plans which are requested by the applicable governmental authorities to obtain the building permit.  Subject to Section 5(c) below, after approval of the Final Plans no further changes may be made to the same by Tenant without the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

(e)Changes to Shell of Building.  If the Final Plans or any amendment thereof or supplement thereto shall require changes in the Building shell, the increased cost of the Building shell work caused by such changes will be paid for by Tenant or charged against the “Allowance” described in Section 5 below.

(f)Work Cost Estimate and Statement.  Prior to the commencement of construction of any of the Tenant Improvements shown on the Final Plans, Tenant will submit to Landlord a written estimate of the cost to complete the Tenant Improvement Work, which written estimate will be based on the Final Plans taking into account any modifications which may be required to reflect changes in the Final Plans required by the City or County in which the Premises are located (the “Work Cost Estimate”).  Submission of the Work Cost Estimate will proceed in accordance with the Work Schedule.  Tenant agrees to pay for all costs for design, permits, materials, construction and installation of the Tenant Improvements, provided Landlord will provide the Allowance referenced in the Summary per Section 5 below which Tenant may apply to the cost of the Tenant Improvements.

(g)Phased Design.  The parties acknowledge and agree that the design of the Tenant Improvements will likely be completed in multiples phases.  Therefore, the procedures set forth in this Section 4 shall apply separately with respect to each such phase of the design of the Tenant Improvements.

5.PAYMENT FOR THE TENANT IMPROVEMENTS

(a)Allowance.  Landlord hereby grants to Tenant an Allowance as referenced in the Summary.  The Allowance is to be used only for:

(i)Payment of the cost of preparing the Space Plans and the Final Plans, including mechanical, electrical, plumbing and structural drawings and of all other aspects necessary to complete the Final Plans.  The Allowance will not be used for payments to any other consultants, designers or architects other than Landlord’s architect and/or Tenant’s architect.

(ii)The payment of plan check, permit and license fees relating to construction of the Tenant Improvements.

(iii)Construction of the Tenant Improvements, including, without limitation, the following:

(aa)Installation within the Premises of all partitioning, doors, floor coverings, ceilings, wall coverings and painting, millwork and similar items;

(bb)All electrical wiring, lighting fixtures, outlets and switches, and other electrical work necessary for the Premises;

(cc)The furnishing and installation of all duct work, terminal boxes, diffusers and accessories necessary for the heating, ventilation and air conditioning systems within the Premises, including the cost of meter and key control for after-hour air conditioning;

(dd)Any additional improvements to the Premises required for Tenant’s use of the Premises including, but not limited to, odor control, special heating, ventilation and air conditioning, noise or vibration control or other special systems or improvements, clean room facilities and equipment;

(ee)All fire and life safety control systems such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories, necessary for the Premises;

(ff)All plumbing, fixtures, pipes and accessories necessary for the Premises;

(gg)Testing and inspection costs;

Exhibit C 2
*** Confidential Treatment Requested ***

(hh)Fees and costs payable to Tenant’s contractor attributable to general conditions associated with the construction of the Tenant Improvements, plus a construction administration fee equal to [***] (“Construction Administration Fee”) payable to Landlord to cover the services of Landlord’s tenant improvement coordinator; and

(ii)Demolition of any existing improvements in the Premises.

(b)Excess Costs.  Tenant shall be solely responsible for payment of all fees and costs for the Tenant Improvements, including Landlord’s Construction Administration Fee, subject only to application of the Allowance as provided in subparagraph (f) below.  Landlord’s Construction Administration Fee shall be paid by Tenant to Landlord monthly within five (5) business days after invoice therefor throughout the course of construction based on the hard cost of the Tenant Improvement Work incurred by Tenant for the immediately preceding month.  In no event will the Allowance be used to pay for Tenant’s furniture, artifacts, equipment, telephone systems or any other item of personal property which is not affixed to the Premises.

(c)Changes.  Any changes to the Final Plans which are structural in nature or related to the life/safety elements of the Tenant Improvements (“Updated Plans”) will be prepared by Tenant’s architect and subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed.  Landlord shall approve or reasonably disapprove (as described in the following sentence) any Updated Plans within [***] business days after submission thereof by Tenant to Landlord, failing which such Updated Plans shall be deemed approved.  If Landlord reasonably disapproves any Updated Plans, Landlord will advise Tenant in writing of such disapproval and the reasons therefor within such [***] period, and Tenant may thereafter further update the Final Plans and re-submit the same to Landlord in accordance with this Section 5(c).  Tenant shall be solely responsible for any additional costs associated with such changes including the Construction Administration Fee, which fee shall be paid to Landlord within [***] business days after invoice therefor.  In the event any such Updated Plans are approved or deemed approved, then “Final Plans” shall be deemed to mean the original Final Plans as modified by such Updated Plans.

(d)Governmental Cost Increases.  If increases in the cost of the Tenant Improvements as set forth in the Work Cost Statement are due to requirements of any governmental agency, Tenant shall be solely responsible for such additional costs including the Construction Administration Fee, which fee shall be paid to Landlord within [***] business days after invoice therefor; provided, however, that Landlord will first apply toward any such increase any remaining balance of the Allowance.

(e)Unused Allowance Amounts.  Any unused portion of the Allowance upon completion of the Tenant Improvements will not be refunded to Tenant or be available to Tenant as a credit against any obligations of Tenant under the Lease.

(f)Disbursement of the Allowance.  Provided Tenant is not in default following the giving of notice and passage of any applicable cure period under the Lease or this Work Letter, Landlord shall disburse the Allowance to Tenant once Tenant has expended $[***] for actual construction costs which Tenant incurs in connection with the construction of the Tenant Improvements.  Landlord shall disburse the Allowance to Tenant when Tenant provides Landlord the following “Evidence of Completion and Payment”:

(A)[***];

(B)The architect for the Tenant Improvements has certified to Landlord that the Tenant Improvements have been completed [***] in accordance with the Final Plans; and

(C)Tenant has delivered to Landlord such other evidence of Tenant’s payment of the general contractor and subcontractors [***] and the absence of any liens generated by such portions of the Tenant’s Work as may be required by Landlord (i.e., unconditional lien releases in accordance with California Civil Code Sections 8120 through 8138 or release bond(s) in accordance with California Civil Code Sections 8424 and 8534).

[***].

Exhibit C 3
*** Confidential Treatment Requested ***

(g)Books and Records.  At its option, Landlord, at any time within [***] after [***], and upon at least [***] days prior written notice to Tenant, may cause an audit to be made of Tenant’s books and records relating to Tenant’s expenditures in connection with the construction of the Tenant Improvements.  Tenant shall maintain complete and accurate books and records in accordance with generally accepted accounting principles of these expenditures for at least [***].  Tenant shall make available to Landlord’s auditor at the Premises within [***] business days following Landlord’s notice requiring the audit, all books and records maintained by Tenant pertaining to the construction and completion of the Tenant Improvements.  In addition to all other remedies which Landlord may have pursuant to the Lease, Landlord may recover from Tenant the reasonable cost of its audit if the audit discloses that Tenant falsely reported to Landlord expenditures which were not in fact made or falsely reported a material amount of any expenditure or the aggregate expenditures.

(h)Security for Tenant’s Completion of and Payment for Tenant Improvements.  At least fifteen (15) days prior to commencing construction of any Tenant Improvements, [***] shall deliver the sum of [***] (“Tenant Construction Funds”) into a construction escrow account (the “Construction Escrow”) with Commonwealth Title Insurance and Escrow Company (“Escrow Holder”), to be held as security until [***] as shown on Tenant’s initial Final Plans (but specifically excluding, without limitation, [***].  Concurrently herewith, Landlord, Tenant and Escrow Holder have executed the construction fund escrow agreement attached hereto as Schedule C-3 (the “Escrow Agreement”) [***].  For the avoidance of doubt, the parties acknowledge and agree that (i) [***] and (ii) [***].   Notwithstanding the foregoing or anything to the contrary contained in this Section 5(h), the escrow obligations set forth in this Section 5(h) shall cease and be of no further force effect at such time as all of the Tenant Construction Funds and all interest earned thereon shall have been disbursed to Tenant.

6.CONSTRUCTION OF TENANT IMPROVEMENTS.  Following Landlord’s approval of the Final Plans, Tenant’s contractor (selected as provided in Section 8(n)) will commence and diligently proceed with the construction of the Tenant Improvements; provided, however, that Landlord hereby acknowledges and agrees that the Tenant Improvements may be performed in phases, and nothing herein shall require Tenant to complete the entirety of the Tenant Improvements before a certain date.  Tenant shall use diligent efforts to cause its contractor to complete the Tenant Improvements in a good and workmanlike manner in accordance with the Final Plans and the Work Schedule.  Tenant agrees to use diligent efforts to cause construction of the Tenant Improvements to commence promptly following the issuance of a building permit for the Tenant Improvements.  Landlord shall have the right to enter upon the Premises to inspect Tenant’s construction activities following reasonable advance notice Tenant.

7.MISCELLANEOUS CONSTRUCTION COVENANTS

(a)No Liens.  Tenant shall not allow the Tenant Improvements or the Building or any portion thereof to be subjected to any mechanic’s, materialmen’s or other liens or encumbrances arising out of the construction of the Tenant Improvements.

(b)Diligent Construction.  Tenant will promptly and diligently pursue construction of each phase of the Tenant Improvements to successful completion in full compliance with the Final Plans, the Work Schedule and this Work Letter.  Landlord and Tenant shall cooperate with one another during the performance of Tenant’s Work to effectuate such work in a timely and compatible manner.

(c)Compliance with Laws.  Tenant will construct the Tenant Improvements in a safe and lawful manner.  Tenant shall, at its sole cost and expense, comply with all applicable laws and all regulations and requirements of, and all licenses and permits issued by, all municipal or other governmental bodies with jurisdiction which pertain to the installation of the Tenant Improvements.  Copies of all filed documents and all permits and licenses shall be provided to Landlord.  Any portion of the Tenant Improvements which is not acceptable to any applicable governmental body, agency or department shall be promptly repaired or replaced by Tenant at Tenant’s expense.  Notwithstanding any failure by Landlord to object to any such Tenant Improvements, Landlord shall have no responsibility therefor.

(d)Indemnification.  Subject to the terms of the Lease regarding insurance and waiver of subrogation by the parties, Tenant hereby indemnifies and agrees to defend and hold Landlord, the Premises and the Building harmless from and against any and all suits, claims, actions, losses, costs or expenses of any nature whatsoever, together with reasonable attorneys’ fees for counsel of Landlord’s choice, arising out of or in connection with the Tenant Improvements or the performance of Tenant’s Work (including, but not limited to, claims for breach of warranty, worker’s compensation, personal injury or property damage, and any materialmen’s and mechanic’s liens).

Exhibit C 4
*** Confidential Treatment Requested ***

(e)Insurance.   Construction of the Tenant Improvements shall not proceed without Tenant first providing to Landlord evidence of insurance as described on Schedule C-1 attached hereto.  Not less than thirty (30) days before commencing the construction of the Tenant Improvements, certificates of such insurance shall be furnished to Landlord or, if requested, the original policies thereof shall be submitted for Landlord’s approval.  All such policies shall provide that thirty (30) days prior notice must be given to Landlord before modification, termination or cancellation.  All insurance policies maintained by Tenant pursuant to this Work Letter shall name Landlord and any lender with an interest in the Premises as additional insureds and comply with all of the applicable terms and provisions of the Lease relating to insurance.  Tenant’s contractor shall be required to maintain the same insurance policies as Tenant, and such policies shall name Tenant, Landlord and any lender with an interest in the Premises as additional insureds.

(f)Construction Defects.  Landlord shall have no responsibility for the Tenant Improvements and Tenant will remedy, at Tenant’s own expense, and be responsible for any and all defects in the Tenant Improvements that may appear during or after the completion thereof whether the same shall affect the Tenant Improvements in particular or any parts of the Premises in general.  Tenant shall indemnify, hold harmless and reimburse Landlord for any costs or expenses incurred by Landlord by reason of any defect in any portion of the Tenant Improvements constructed by Tenant or Tenant’s contractor or subcontractors, or by reason of inadequate cleanup following completion of the Tenant Improvements.

(g)Intentionally Omitted.

(h)Labor.  Nothing in this Work Letter shall require Tenant to use union labor.

(i)Intentionally Omitted.

(j)HVAC Systems.  Tenant agrees to be entirely responsible for the maintenance or the balancing of any heating, ventilating or air conditioning system installed by Tenant and/or maintenance of the electrical or plumbing work installed by Tenant and/or for maintenance of lighting fixtures, partitions, doors, hardware or any other installations made by Tenant.

(k)Coordination with Lease.  Nothing herein contained shall be construed as (i) constituting Tenant as Landlord’s agent for any purpose whatsoever, or (ii) a waiver by Landlord or Tenant of any of the terms or provisions of the Lease.  Any default by Tenant following the giving of notice and the passage of any applicable cure period with respect to any portion of this Work Letter shall be deemed a breach of the Lease for which Landlord shall have all the rights and remedies as in the case of a breach of said Lease.

(l)Approval of Plans.  Landlord will not check Tenant drawings for building code compliance.  Approval of the Final Plans by Landlord is not a representation that the drawings are in compliance with the requirements of governing authorities, and it shall be Tenant’s responsibility to meet and comply with all federal, state, and local code requirements.  Approval of the Final Plans does not constitute assumption of responsibility by Landlord or its architect for their accuracy, sufficiency or efficiency, and Tenant shall be solely responsible for such matters.

(m)Tenant’s Deliveries.  Tenant shall deliver to Landlord, at least [***] days prior to the commencement of construction of Tenant’s Work, the following information:

(i)The names, addresses, telephone numbers, and primary contacts for the general, mechanical and electrical contractors Tenant intends to engage in the performance of Tenant’s Work; and

(ii)The date on which Tenant’s Work will commence, together with the estimated dates of completion of Tenant’s construction and fixturing work to the extent any such estimated completion dates have been determined.

(n)Qualification of Contractors.  Once the Final Plans have been proposed and approved, Tenant shall select and retain a contractor, subcontractors and vendors (such as HVAC engineers), subject to approval by Landlord, not to be unreasonably withheld, conditioned or delayed (Landlord hereby approving Tenant’s use of the following general contractors: Dome Construction; XL Construction; Truebeck Construction; Rusciano Construction; TICO Construction; and Technical Builders, subject to Landlord’s approval of the named contractors’ pre-qualification packages and insurance as outlined in Schedule C-1 attached hereto to be provided to Landlord), in connection with all aspects of the design and construction of the Tenant Improvement Work in accordance with the Final Plans.  All contractors, subcontractors and vendors engaged by Tenant shall be bondable and licensed, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord’s general contractor and other contractors on the job, if any, all as reasonably determined by Landlord.  All Tenant Improvement Work shall be coordinated with any ongoing general construction work on the Site or in the Building, if any.

Exhibit C 5
*** Confidential Treatment Requested ***

(o)Warranties.  Tenant shall cause its contractor to provide warranties for not less than one (1) year (or such shorter time as may be customary and available without additional expense to Tenant) against defects in workmanship, materials and equipment, which warranties shall run to the benefit of Landlord or shall be assignable to Landlord to the extent that Landlord is obligated to maintain any of the improvements covered by such warranties.

(p)As-Built Drawings.  Tenant shall cause “As-Built Drawings” (excluding furniture, fixtures and equipment) to be delivered to Landlord and/or Landlord’s representative no later than [***] days after the completion of Tenant’s Work.  In the event these drawings are not received by such date, Landlord may, at its election, cause said drawings to be obtained and Tenant shall pay to Landlord, as additional rent, the cost of producing these drawings.

Exhibit C 6
*** Confidential Treatment Requested ***

SCHEDULE C-1

CONTRACTOR INSURANCE REQUIREMENTS

by signing above, the parties acknowledge and agree that they have and will provide proof of the required insurance coverage as described showing the proper ownership entity as described above on the required certificates. Contractor’s and subcontractor's insurance coverage required insurance shall be placed with insurance companies rated at least a-: xii by best's key rating guide. contractor shall cause all of its subcontractors to comply with the coverage and limit requirements of this exhibit "d" unless different limits are specifically negotiated with owner. if owner or lba determines in its reasonable judgment that additional insurance or additional excess liability insurance is required for certain projects, contractor shall procure such additional insurance and provide evidence of same to lba prior to commencing work on such projects. workers' compensation statutory in accordance with the laws of the state with jurisdiction, including voluntary compensation, broad form all states endorsement, u.s. longshoremen's and harbor workers' coverage and maritime coverage, as applicable. employer's liability with limits of not less than (1) $1 ,000 ,000 each accident injury, $500 ,000 each employee/disease and $500 ,000 disease/policy limit, or (2) current limit carried, whichever is greater. Such policy shall include a waiver of subrogation in favor of Owner and LBA. Commercial General Liability- ISO Form CG001 (10/01) Occurrence Form Only -("Claims Made" is not acceptable). Bodily Injury Liability and Property Damage Liability: As required by Section C, below. General Liability insurance must include Blanket Contractual Liability, Broad Form Liability including Products/Completed Operations, Independent Contractors, Broad Form Property Damage, Personal Injury, Fellow Employee Exclusion deleted, "X", "C" and "U" Exclusions deleted, Incidental Medical Malpractice and Host Liquor. If policy is subject to a • general aggregate," it must contain a per job or per location aggregate extension with respect to the Work for Owner. Contractor's coverage for Completed Operations on the Work must be maintained for five (5) years following completion of the Work and certificates evidencing this coverage must be provided to Owner until the end of such five (5) year period. Automobile Liability Bodily Injury Liability and Property Damage Liability in an amount not less than $ 1,000 ,000 Each Person, and $ 2,000 ,000 Each Accident. The insurance must include Owned (Long Term Leased), Employer's Non-Owned and Hired Automobile Coverage. Excess/Umbrella Liability

Schedule C-1 1
*** Confidential Treatment Requested ***

The Umbrella policy shall be in excess of items (i)(b), (ii)(a), ii(b) and (iii) above, with coverages not more restrictive than the primary insurance. Property Insurance Contractor shall maintain "Special Form" (commonly referred to as "all risk" or "special perils" coverage) property insurance in an amount equal to the full replacement cost of all Contractor's real and personal property (for which it has title and/or risk of loss), as well as real and personal property which becomes a final part of the Project, during its off Project status, in transit and while stored or worked upon away from, or on, the Project site. Owner and all lndemnitees shall be loss payees under such insurance and such insurance shall contain a waiver of subrogation in favor of Owner and all lndemnitees. All policy proceeds shall be used for the repair or replacement of the property damaged or destroyed. Other Insurance and Requirements Contractor Subcontractors shall carry their own "Contractor's Equipment" coverage insuring the full replacement cost of their tools and equipment on an "All Risk" basis and shall contain a Waiver of Subrogation endorsement in favor of Owner and LBA. If Design/Build Subcontractors are used in the performance of any portion of the Work, then all such Design/Build Subcontractors shall maintain Errors and Omissions Liability Insurance including contractual and prior acts coverage sufficient to cover all Design/Build Work performed by such Design/Build Subcontractors under the Agreement with limits of liability of not less than $1,000,000 per claim and in the aggregate, or limit carried, whichever is greater, and shall include a contractual liability endorsement and a deductible amount not greater than $50,000. Such insurance shall be maintained during the term of the Agreement and so long as the insurance is reasonably available, for a period of five (5) years after final completion of the Project. For purposes of this Section, it is agreed that the required insurance is deemed reasonably available if: (a) any reputable insurer is willing to issue the insurance to such Design/Build Subcontractors; and (b) a significant number of such Design/Build subcontractors in the same practice in the same state in which the Project is located during the same period are able to obtain similar insurance. Such Design/Build Subcontractors shall prove to the reasonable satisfaction of Owner if at any time this insurance fails to be reasonably available. LBA may require additional insurance for Contractor. Contractor may also carry such other insurance as Contractor deems prudent (auto, physical damage, builder's risk insurance). All such insurance shall include a waiver of the insurer's rights of subrogation against Owner and LBA. LBA may require Contractor to submit payment and performance bonds covering the faithful performance of a Purchase Order and the payment of all obligations arising thereunder, in such form and with such sureties as are satisfactory to Owner and/or LBA. TERMS AND CONDITIONS OF INSURANCE Within thirty (30) days of the date hereof but in no event later than Contractor's commencement of Work, Contractor shall file with LBA a valid/original "Certificate of Insurance• evidencing that all required insurance is in full force and effect. Contractor

Schedule C-1 2
*** Confidential Treatment Requested ***

shall file with LBA valid/original Certificates of Insurance prior to Contractor's renewal of each coverage described in this Exhibit "D". Contractor shall maintain current and valid Certificates of Insurance that shall be kept on file with LBA at all times during the term hereof and during the performance of Work pursuant to this Agreement. LBA will not process any invoices or applications for payment submitted by Contractor for Work performed unless LBA has valid/original Certificate(s) Insurance for Contractor and all subcontractors. Contractor shall not make any changes in or allow the required insurance coverages to lapse without first obtaining Owner's and/or LBA's prior written approval. All policies for insurance shall be in form satisfactory to Owner and/or LBA and shall contain an endorsement providing that Owner and/or LBA must be given sixty (60) days' prior written notice of any cancellation, non-renewal or material change in the policy or coverage there under. Upon request Contractor shall furnish Owner and/or LBA with complete copies of the insurance policies required by this Exhibit "D". Contractor shall add by endorsement to its policies of insurance, except for Workers' Compensation Insurance, LBA and its employees and agents, Owner and, if applicable, all beneficiaries thereunder, as additional insureds, using the following language: LBA Realty LLC and its employees and agents, _ (Ownership Entity) and all beneficiaries, if any are Additional Insureds jointly and/or severally regarding any coverage afforded by this policy with respect to services and/or materials performed, furnished or supplied on, for or to such properties. This insurance shall be primary with respect to any other insurance available to such additional insureds, and shall be endorsed in a manner that will prohibit the contractor's insurers from seeking contribution from such insurance of the additional insureds. The failure to secure and maintain or add by endorsement LBA, its employees and agents, Owner and, if applicable, all beneficiaries thereunder, shall not act as a defense to the enforcement of the terms of this Agreement. Any such insurance policy shall apply separately to each insured against whom claim is made or suit is brought and shall contain no provision that excludes coverage of a claim made by one insured under the policy against another insured under the policy. Any insured loss covered by any property insurance or builders risk insurance applicable to the Work shall be adjusted with the Owner and made payable to the Owner, subject to any applicable mortgagee clause. Show Certificate Holder as: (Ownership Entity) c/o LBA Realty LLC 3347 Michelson Drive, Ste. 200 Irvine, CA 92612 CONTRACTOR AND SUBCONTRACTOR INSURANCE LIMITS REQUIREMENTS Division 1 Site work Trade Description Earthwork Excavation Grading Paving Piling/Caisson Retention Trade Number for Limits Required (See Attached) 3 5 2 2 3 4

Schedule C-1 3
*** Confidential Treatment Requested ***

Trade Number for Limits Division Trade Description Required (See Attached) 2.Concrete Formwork 5 Precasts 5 Structural 5 3 Masonry Masonry 5 4.Metal and Structural Metal Deck 4 Misc. Metals 2 Structural Steel 5 5.Carpentry Millwork 2 Rough Carpentry 2 Wood Doors 2 6.Moisture Protection Caulking 3 Damp proofing 3 Roofing/Sheet 5 Metal 3 Waterproofing 7.Doors, Windows and Glass Curtain wall 5 Glass, Glazing & Aluminum 3 Hardware 1 Hollow Metal Work 18.Finishes Acoustic 2 Ceramic & Quarry 2 Covering 2 Lathe, Plaster & Drywall 2 Resilient Floor 2 Paint & Vinyl Wall 2 9.Specialties Access Flooring 1 Partitions 1 Toilet Accessories 1 10.Equipment Crane Operations 4 11.Furnishings Suppliers 12.Special Construction Asbestos Abatement 5 Blasting 5 13.Conveying Systems Elevators 5 Escalators 5 Conveyers 3 Dumbwaiters 3 14.Mechanical Fire Protection System 4 Plumbing 4

Schedule C-1 4
*** Confidential Treatment Requested ***

Division Trade Description Trade Number for Limits Required (See Attached) 15 HVAC 5 16 Electrical Demolition General Contractor 19 General Contractor 20 General Contractor Electrical More Than 3 Stores 3 Stories or Less Major Project Performing Following Work: New construction Under 3 Stories and Less Than 100,000 Sq. Ft.; or Construction Contract Up to $5,000 ,000; or Renovation Less Than 15% of Existing Structure Performing Following Work: Any new renovation or repair work agreed by LBA and Owner to be of such size and scope to require special limits. 5 10 5 50 10 At Discretion of LBA/Owner The following are the Limits of Liability required depending on the trade number of the Contractor: Trade No. Insurance Limits 1. $1,000,000 Each Occurrence $1,000,000 General Aggregate $1,000,000 Products & Completed Operations Aggregate 2. $1,000,000 Each Occurrence $2,000,000 General Aggregate $2,000,000 Products & Completed Operations Aggregate 3.$2,000,000 Each Occurrence $2,000,000 General Aggregate $2,000,000 Products & Completed Operations Aggregate $1,000,000 Umbrella Each Occurrence/Aggregate OR $1,000,000 Each Occurrence $2,000,000 General Aggregate $2,000,000 Products & Completed Operations Aggregate $2,000,000 Umbrella Each Occurrence/Aggregate 4. $2,000,000 Each Occurrence $2,000,000 General Aggregate $2,000,000 Products & Completed Operations Aggregate $2,000,000 Umbrella Each Occurrence/Aggregate OR

Schedule C-1 5
*** Confidential Treatment Requested ***

Trade No. Insurance Limits $1,000,000 Each Occurrence $2,000,000 General Aggregate $2,000,000 Products & Completed Operations Aggregate $3,000,000 Umbrella Each Occurrence/Aggregate 5. $2,000,000 Each Occurrence $2,000,000 General Aggregate $2,000,000 Products & Completed Operations Aggregate $3,000,000 Umbrella Each Occurrence/Aggregate OR $1,000,000 Each Occurrence $2,000,000 General Aggregate $2,000,000 Products & Completed Operations Aggregate $4,000,000 Umbrella Each Occurrence /Aggregate 10. $2,000,000 Each Occurrence $2,000,000 General Aggregate $2,000,000 Products & Completed Operations Aggregate $8,000,000 Umbrella Each Occurrence/Aggregate OR $1,000,000 Each Occurrence $2,000,000 General Aggregate $2,000,000 Products & Completed Operations Aggregate $9,000,000 Umbrella Each Occurrence/Aggregate 50. $2,000,000 Each Occurrence $2,000,000 General Aggregate $2,000,000 Products & Completed Operations Aggregate $49,000,000 Umbrella Each Occurrence/Aggregate OR $1,000,000 Each Occurrence $2,000,000 General Aggregate $2,000,000 Products & Completed Operations Aggregate $50,000,000 Umbrella Each Occurrence/Aggregate

Schedule C-1 6
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Certificate of Insurance Request FormPlease provide a complete Certificate of Insurance per the requirements set forth in this Purchase Order. Provide a Certificate of Insurance showing the Ownership(s) Entity as follows: (showing the correct ownership entity or entities is critical). Also, please use this ownership entity for the purposes of any applicable conditional or unconditional waivers (this is the owner and checks will be issued from this entity as well). (Ownership Entity) (Ownership Entity-please use this for Certificates of Insurance and Waivers, not LBA, Inc. or Layton Belling and Associates or LBA Realty) c/o LBA Realty LLC 3347 Michelson Drive, Ste. 200 Irvine, CA 92612 Show Property as: Please reference the Ownership in the Certificate Holder Section. Please reference the Ownership and Property in the Description of Operations Section. An endorsement must be attached referencing the Property Address and Ownership for General Liability. Send copies of Insurance Certificate to: LBA Realty 3347 Michelson Drive, Ste. 200 Irvine, CA 92612 949-833-0440 NOTE: Please send invoices to: (Insert admin e-mail address) LBA Realty 3347 Michelson Drive, Ste. 200 Irvine, CA 92612

Schedule C-1 7
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SCHEDULE C-2

[***]

Schedule C-2 1
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SCHEDULE C-3

ESCROW AGREEMENT

This Tenant Construction Funds Escrow Agreement (“Escrow Agreement”) is dated as of December ___, 2018, among BPP PACIFIC INDUSTRIAL CA NON-REIT OWNER 2 LLC, a Delaware limited liability company (“Landlord”), ORCHARD THERAPEUTICS NORTH AMERICA, a California corporation (“Tenant”), and COMMONWEALTH LAND TITLE INSURANCE COMPANY (“Escrow Holder”).

R E C I T A L S:

A.Substantially concurrently with the date of this Agreement, Landlord and Tenant have entered into that certain Single Tenant Commercial/Industrial Lease (the “Lease”), pursuant to which Tenant leases from Landlord the premises located at 800 Corporate Way, Fremont, CA (the “Premises”).  Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Lease.

B.Pursuant to the Work Letter Agreement which is Exhibit C to the Lease, Tenant is to complete certain Tenant Improvements in and to the Premises and, pursuant to Section 5(h) of the Work Letter, Tenant is to deposit with Escrow Holder the sum of [***] (the “Tenant Construction Funds”) to be held by Escrow Holder in a construction escrow account (the “Construction Escrow”) as security for the benefit of Landlord until the full amount of the Tenant Construction Funds has been disbursed by Escrow Holder to Tenant as provided herein towards costs of completion of the Tenant Improvements for the Premises, [***] as shown on Tenant’s initial Final Plans (but specifically excluding, without limitation, [***].

C.Landlord and Tenant desire to set forth, for and with Escrow Holder, the terms by which such Tenant Construction Funds are to be held and disbursed by Escrow Holder.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.

Appointment of Escrow Holder.  Landlord and Tenant do hereby appoint and designate Escrow Holder as the escrow holder for the Tenant Construction Funds for the purposes set forth herein, and Escrow Holder does hereby accept such appointment under the terms and conditions set forth herein.

2.	Establishment of Escrow Funds Account.

(A)	Construction [***] Account. Escrow Holder shall place Tenant’s deposit of the Tenant Construction Funds in the amount of [***].

(B)

Escrow Funds.  Escrow Holder shall hold, subject to the terms and conditions hereof, the Tenant Construction Funds and such cash and such investments and reinvestments as may be permitted pursuant to Section 3 hereof (which, together with the income from such investments, are hereinafter referred to as the “Escrow Funds”).

3.Investment of Escrow Funds; Payment of Fees.

(A)	Investment. During the term of this Escrow Agreement Escrow Holder shall invest and reinvest the Escrow Funds in a daily money market interest-bearing account as directed by Tenant.

(B)	Fees. The fee charged by Escrow Holder for services under this Escrow Agreement shall be [***].

(C)

Liquidation.  Escrow Holder shall have the right to liquidate any investments held to provide funds necessary to make required payments under this Escrow Agreement.  Escrow Holder in its capacity as escrow holder hereunder shall not have any liability for any loss sustained as a result of any investment made pursuant to the instructions of the parties hereto or as a result of any liquidation of any investment prior to its maturity or for the failure of the parties to give Escrow Holder instructions to invest or reinvest the Escrow Funds or any earnings thereon.

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4.Disposition and Termination.

(A)	Disbursement of the Escrow Funds to Tenant. Escrow Holder shall disburse the Tenant Construction Funds from the Escrow Funds [***].

(B)

Final Disbursement; Outside Termination Date.  If Tenant shall fail to expend all of the Tenant Construction Funds on or before [***] (the “Outside Termination Date”), Escrow Holder shall disburse the balance of the Tenant Construction Funds and all interest accrued thereon to Tenant after deducting any remaining charges payable to Escrow Holder, whereupon this Agreement and the Escrow shall terminate and neither party shall have any further rights or obligations under this Agreement.

(C)

Dispute Resolution.  If [***], then Landlord and Tenant agree to negotiate in good faith to resolve any such dispute; provided, however, nothing contained in this Section 4(C) shall prevent either Tenant or Landlord from exercising such other rights and/or remedies to the extent such party reasonably deems such action necessary to preserve its rights or the status quo pending such resolution.  If the negotiations do not resolve the dispute to the reasonable satisfaction of both parties within a period of thirty (30) days after Landlord first notifies Tenant and Escrow Holder of the dispute referenced in this Section (the "Executive Discussion Period"), then Tenant and Landlord shall meet, within thirty (30) days following the expiration of the Executive Discussion Period, for one day with an impartial mediator and consider dispute resolution alternatives other than litigation.  If an alternative method of dispute resolution is not agreed upon within thirty (30) days after the one day mediation, either Tenant or Landlord may initiate binding arbitration as set forth below.  This procedure shall be a prerequisite before taking any additional action hereunder.  Tenant and Landlord hereby acknowledge and agree that such mediation shall be deemed to be in the nature of settlement discussions and that neither the fact that such discussions took place, nor any statement or conduct of any participant in such discussions shall be admissible into evidence in any subsequent litigation or in any arbitration or other dispute resolution proceeding involving the parties.  It is further understood and agreed that any disclosure in any form, including oral, by any person participating in such mediation shall not operate as a waiver of any privilege, including work product or attorney-client privilege, applicable to the subject matter thereof.  All applicable statutes of limitations shall be deemed to be tolled from the commencement of any negotiation, dispute resolution, settlement discussions or mediation hereunder through its conclusion or termination.  Arbitration shall be held in Orange County, California and shall be conducted in accordance with the then-prevailing rules of the American Arbitration Association by one (1) arbitrator appointed by Tenant, one (1) arbitrator appointed by Landlord and one (1) arbitrator jointly selected by the two (2) arbitrators chosen by Tenant and Landlord. A decision or award of the arbitrator shall be final and may be entered as a final judgment in any court, state or federal, having jurisdiction.  The costs of the mediation and/or arbitration shall be shared equally by Landlord and Tenant.   Pending resolution of any such dispute Escrow Holder shall continue to hold the Tenant Construction Funds as provided in this Escrow Agreement.

(D)

Termination.  Upon disbursement by Escrow Holder of all of the Tenant Construction Funds and interest accrued thereon, net of Escrow Holder’s accrued and unpaid fees, if any, this Escrow Agreement shall terminate, subject to the provisions of Section 7 hereof.

5.	Escrow Holder Duties and Limitations.

(A)

The duties and responsibilities of Escrow Holder hereunder shall be determined solely by the express provisions of this Escrow Agreement and no other or further duties or responsibilities shall be implied.  Escrow Holder shall not have any liability under, nor duty to inquire into, the terms and provisions of any agreement or instructions, other than outlined in this Escrow Agreement, the only role of Escrow Holder being to hold the Escrow Funds as provided herein, [***].

(B)

Escrow Holder may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties.  Escrow Holder shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document.  Escrow Holder shall have no duty to solicit any payments that may be due it hereunder.

(C)

Provided that Escrow Holder has deposited the Escrow Funds in an investment account in accordance with the provisions of Section 3(A) hereof, Escrow Holder shall not be liable and shall be held harmless for (a) any losses of the Escrow Funds caused by a failure of any banking institution with whom the Escrow Funds have been deposited, and (b) the performance of the investment and/or institution in which the Escrow Fund is deposited.

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(D)

Escrow Holder shall not be liable for any action taken or omitted by it in good faith unless a court of competent jurisdiction determines that Escrow Holder's willful misconduct was the primary cause of any loss to Landlord or Tenant.  In the administration of the Tenant Construction Funds hereunder, Escrow Holder may execute any of its powers and perform its duties hereunder directly or through agents or attorneys and may consult with counsel, accountants and other skilled persons to be selected and retained by it.  Escrow Holder shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

(E)	Escrow Holder may resign and be discharged from its duties or obligations hereunder by giving notice in writing of such resignation specifying a date when such resignation shall take effect.

(F)

If Escrow Holder shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto, by a final order or judgment of a court of competent jurisdiction or by arbitration as provided in this Escrow Agreement.

6.

Payment of Escrow Fees.  Notwithstanding anything to the contrary contained herein, the parties hereby agree that all income from the investments and reinvestments of the Escrow Funds as described in Section 3 hereof, shall constitute the property of Tenant.  Tenant shall be responsible for the payment of Escrow Holder’s fees and costs for acting as Escrow Holder pursuant to the terms of this Escrow Agreement.

7.

Indemnification.  In the event of any suit or claim made against Escrow Holder by any party to this Escrow Agreement, Landlord and Tenant jointly and severally shall indemnify, defend and save harmless Escrow Holder from all loss, liability or expense (including the fees and expenses of in house or outside counsel) arising out of or in connection with (i) its execution and performance of this Agreement, except to the extent that such loss, liability or expense is due to the gross negligence or willful misconduct of Escrow Holder, or (ii) its following any written instructions or other written directions executed by Landlord and Tenant, except to the extent that its following any such instruction or direction is contrary to the terms hereof.  Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall Escrow Holder be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits).  The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of Escrow Holder or the termination of this Escrow Agreement.

8.

Tax Identification Numbers.  Each party hereto, except Escrow Holder, shall, in the notice section of this Agreement, provide Escrow Holder with its Tax Identification Number (TIN) as assigned by the Internal Revenue Service.  All interest or other income earned under this Escrow Agreement shall be allocated and paid as provided herein and reported by the recipient to the Internal Revenue Service as having been so allocated and paid.

9.

Notices.  All notices and communications hereunder shall be in writing and shall be deemed to be duly given if sent by (i) overnight delivery by reputable carrier, or (ii) email via PDF with original in mail to follow, as follows:

If to the Escrow Holder:

Commonwealth Land Title Company

888 S. Figueroa Street, Suite 2100

Los Angeles, CA  90017

Direct Dial: [***]

Attention: [***]

Telephone:  [***]

Email:  [***]

If to Landlord:

c/o  LBA Realty LLC

3347 Michelson Drive, Suite 200

Irvine, California  92612

Attn:  SVP – Operations

Telephone:  [***]

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E-mail:  [***]

If to Tenant:

Orchard Therapeutics North America

1360 O’Brien Avenue

Menlo Park, California 94025

Attn: [***]

Telephone:  [***]

E-mail:  [***]

or at such other address as any of the above may have furnished to the other parties in writing by registered mail, return receipt requested and any such notice or communication given in the manner specified in this Section 9 shall be deemed to have been given as of the date so mailed except with respect to the Escrow Holder as to which such notice or communication shall be deemed to have been given on the date received by the Escrow Holder.

10.Miscellaneous.

(A)	The provisions of this Escrow Agreement may be waived, altered, amended or supplemented, in whole or in part, only in writing signed by all of the parties hereto.

(B)	Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by any party without the prior consent of the other parties.

(C)

This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  All signatures of the parties to this Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces and will be binding upon such party.

(D)	This Escrow Agreement shall be governed by and construed in accordance with the laws of California without regard to its principles of conflicts of laws.

(E)

In the event that any party to this Escrow Agreement is unable to perform its obligations under the terms of this Escrow Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other cause reasonably beyond its control (but specifically excluding financial inability), such party shall not be liable for damages to the other parties for any unforeseeable damages resulting from such failure to perform or otherwise from such causes.  Performance under this Escrow Agreement shall resume when the affected party is able to perform substantially that party’s duties.

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IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the date and year first above written.

LANDLORD:

BPP PACIFIC INDUSTRIAL CA NON-REIT OWNER 2 LLC, a Delaware limited liability company

By:
Its:	Authorized Signatory

TENANT:

ORCHARD THERAPEUTICS NORTH AMERICA, a California corporation

By:
Name:
Title:

ESCROW HOLDER:

COMMONWEALTH LAND TITLE INSURANCE COMPANY

By:
Name:
Title:

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[***]

Schedule C-3 1
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EXHIBIT D

NOTICE OF LEASE TERM DATES

Date:

To:

Re:___________ dated ___________ (“Lease”) by and between ________________, a ______________________ (“Landlord”), and _________________________, a _______________________ (“Tenant”) for the premises commonly known as, ______________________________(“Premises”).

Dear :

In accordance with the above-referenced Lease, we wish to advise and/or confirm as follows:

•	That Tenant has accepted and is in possession of the Premises and acknowledges the following:
•	Term of the Lease:
•	Commencement Date:
•	Expiration Date:
•	Rentable Square Feet:
•
•	That in accordance with the Lease, rental payments will/has commence(d) on _________ and rent is payable in accordance with the following schedule:

Months	Monthly Base Rent
00/00/0000 – 00/00/0000	$00,000.00
00/00/0000 – 00/00/0000	$00,000.00
00/00/0000 – 00/00/0000	$00,000.00
•	Rent is due and payable in advance on the first day of each and every month during the Term of the Lease.
•	Your rent checks should be made payable to:

ACCEPTED AND AGREED

TENANT:	LANDLORD:

a,	a,
By:	By:
Print Name:
Its:

Exhibit D 1
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EXHIBIT E

ESTOPPEL CERTIFICATE

The undersigned (“Tenant”) hereby certifies to   (“Landlord”), and , as follows:

1.Attached hereto is a true, correct and complete copy of that certain Lease dated ________________, between Landlord and Tenant (the “Lease”), for the premises commonly known as ____________________________________ (the “Premises”).  The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Section 6 below.

2.The term of the Lease commenced on ________________, __.

3.The term of the Lease is currently scheduled to expire on ________________, __.

4.Tenant has no option to renew or extend the Term of the Lease except:  .

5.Tenant has no preferential right to purchase the Premises or any portion of the Building/Premises except:  _______________________________________________________.

6.The Lease has: (Initial One)
(      )not been amended, modified, supplemented, extended, renewed or assigned.
(      )been amended, modified, supplemented, extended, renewed or assigned by the following described agreements, copies of which are attached hereto:  .

7.Tenant has accepted and is now in possession of the Premises and has not sublet, assigned or encumbered the Lease, the Premises or any portion thereof except as follows:  .

8.The current Base Rent is $________; and current monthly parking charges are $_______.

9.The amount of security deposit (if any) is $______________.  No other security deposits have been made.

10.All rental payments payable by Tenant have been paid in full as of the date hereof.  No rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

11.All work required to be performed by Landlord under the Lease has been completed and has been accepted by Tenant, and all tenant improvement allowances have been paid in full except __________________________.

12.As of the date hereof, Tenant is not aware of any defaults on the part of Landlord under the Lease except __________________________.

13.As of the date hereof, there are no defaults on the part of Tenant under the Lease.

14.Tenant has no defense as to its obligations under the Lease and claims no set-off or counterclaim against Landlord.

15.Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies, except as expressly provided in the Lease.

16.All insurance required of Tenant under the Lease has been provided by Tenant and all premiums have been paid.

17.There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States or any state thereof, or any other action brought pursuant to such bankruptcy laws with respect to Tenant.

18.Tenant pays rent due Landlord under the Lease to Landlord and does not have any knowledge of any other person who has any right to such rents by collateral assignment or otherwise.

Exhibit E 1
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The foregoing certification is made with the knowledge that _____________________________ is about to [fund a loan to Landlord or purchase the Building from Landlord], and that ___________________________ is relying upon the representations herein made in [funding such loan or purchasing the Building].

Dated:

“TENANT”
By:
Print Name:
Its:

Exhibit E 2
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EXHIBIT F

ENVIRONMENTAL QUESTIONNAIRE AND DISCLOSURE STATEMENT

The purpose of this form is to obtain information regarding the use or proposed use of hazardous materials at the premises.  Prospective tenants should answer the questions in light of their proposed operations at the premises.  Existing tenants should answer the questions as they relate to ongoing operations at the premises and should update any information previously submitted.  If additional space is needed to answer the questions, you may attach separate sheets of paper to this form.

Your cooperation in this matter is appreciated.

1.GENERAL INFORMATION

Name of Responding Company:  Orchard Therapeutics North America

Check the Applicable Status:Prospective Tenant   XExisting Tenant _____

Mailing Address:  [***]

Contact Person and Title:  [***]

Telephone Number: [***]

Address of Leased Premises:  800 Corporate Way Fremont, CA 94539

Length of Term:  138 Months

Describe the proposed operations to take place on the premises, including principal products manufactured or services to be conducted.  Existing tenants should describe any proposed changes to ongoing operations.

[***]

2.STORAGE OF HAZARDOUS MATERIALS

2.1Will any hazardous materials be used or stored on-site?

Wastes[***]

Chemical Products[***]

2.2Attach a list of any hazardous materials to be used or stored, the quantities that will be on-site at any given time, and the location and method of storage (e.g., 55-gallon drums on concrete pad).

[***]

3.STORAGE TANKS AND SUMPS

3.1Is any above or below ground storage of gasoline, diesel or other hazardous substances in tanks or sumps proposed or currently conducted at the premises?

[***]

3.2Have any of the tanks or sumps been inspected or tested for leakage?

[***]

3.3Have any spills or leaks occurred from such tanks or sumps?

[***]

3.4Were any regulatory agencies notified of the spill or leak?

[***]

Exhibit F 1
*** Confidential Treatment Requested ***

3.5	Have any underground storage tanks or sumps been taken out of service or removed?

[***]

4.SPILLS

4.1During the past year, have any spills occurred at the premises?

[***]

4.2Were any agencies notified in connection with such spills?

[***]

4.3Were any clean-up actions undertaken in connection with the spills?

[***]

5.WASTE MANAGEMENT

5.1	Has your company been issued an EPA Hazardous Waste Generator I.D. Number?

[***]

5.2	Has your company filed a biennial report as a hazardous waste generator?

[***]

5.3	Attach a list of the hazardous wastes, if any, generated or to be generated at the premises, its hazard class and the quantity generated on a monthly basis.

[***]

5.4	Describe the method(s) of disposal for each waste. Indicate where and how often disposal will take place.

[***]

5.5	Indicate the name of the person(s) responsible for maintaining copies of hazardous waste manifests completed for off-site shipments of hazardous waste.

[***]

5.6	Is any treatment of processing of hazardous wastes currently conducted or proposed to be conducted at the premises:

[***]

5.7	Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations at the premises.

6.WASTEWATER TREATMENT/DISCHARGE

6.1Do you discharge wastewater to:

[***]

6.2Is your wastewater treated before discharge?

[***]

6.3	Attach copies of any wastewater discharge permits issued to your company with respect to its operations at the premises.

7.AIR DISCHARGES

7.1Do you have any filtration systems or stacks that discharge into the air?

[***]

Exhibit F 2
*** Confidential Treatment Requested ***

7.2	Do you operate any of the following types of equipment or any other equipment requiring an air emissions permit?

[***]

7.3Are air emissions from your operations monitored?

[***]

If so, indicate the frequency of monitoring and a description of the monitoring results.

[***]

7.4	Attach copies of any air emissions permits pertaining to your operations at the premises.

8.HAZARDOUS MATERIALS DISCLOSURES

8.1	Does your company handle hazardous materials in a quantity equal to or exceeding an aggregate of 500 pounds, 55 gallons, or 200 cubic feet per month?

[***]

8.2	Has your company prepared a hazardous materials management plan pursuant to any applicable requirements of a local fire department or governmental agency?

[***]

8.3	Has your company adopted any voluntary environmental, health or safety program?

[***]

9.ENFORCEMENT ACTIONS, COMPLAINTS

9.1	Has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees?

[***]

9.2	Has your company ever received requests for information, notice or demand letters, or any other inquiries regarding its operations?

[***]

9.3	Have there ever been, or are there now pending, any lawsuits against the company regarding any environmental or health and safety concerns?

[***]

9.4	Has an environmental audit ever been conducted at your company’s current facility?

[***]

Tenant: Orchard Therapeutics NA
By: [***]

Exhibit F 3
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EXHIBIT G

FORM OF LETTER OF CREDIT

____________________

L/C DRAFT LANGUAGE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER _____________

ISSUE DATE: ______________

ISSUING BANK:

[***]

[***]

[***]

[***]

BENEFICIARY:

BPP PACIFIC INDUSTRIAL CA NON-REIT OWNER 2 LLC

c/o LBA Realty LLC
3347 Michelson Drive, Suite 200
Irvine, California  92612
Attn:  Mike Memoly

APPLICANT:

ORCHARD THERAPEUTICS NORTH AMERICA

1118 CHESS DRIVE SUITE A

FOSTER CITY CA 94404

AMOUNT:  [***]

EXPIRATION DATE:_____________

PLACE OF EXPIRATION:ISSUING BANK’S COUNTERS AT ITS ABOVE ADDRESS

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF______ IN YOUR FAVOR AVAILABLE BY PAYMENT AGAINST YOUR PRESENTATION TO US OF THE FOLLOWING DOCUMENT:

1.  BENEFICIARY’S SIGNED AND DATED STATEMENT STATING AS FOLLOWS:

“AN EVENT OF DEFAULT (AS DEFINED IN THE LEASE) HAS OCCURRED UNDER THAT CERTAIN LEASE AGREEMENT BETWEEN ____________________, AS TENANT, AND _____________________ AS LANDLORD”.

PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST NINETY (90) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND TO YOU A NOTICE BY REGISTERED OR CERTIFIED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE THEN CURRENT EXPIRATION DATE.  IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND _______________.  IN THE EVENT WE SEND SUCH NOTICE OF NON-EXTENSION, YOU MAY DRAW HEREUNDER BY YOUR PRESENTATION TO US OF YOUR SIGNED AND DATED STATEMENT STATING THAT YOU HAVE RECEIVED A NON-EXTENSION NOTICE FROM [***] IN RESPECT OF LETTER OF CREDIT NO. SVBSF _____________, YOU ARE DRAWING ON SUCH

[***]
	APPLICANT’S SIGNATURE(s)	DATE

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LETTER OF CREDIT FOR US$_____________, AND YOU HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT ACCEPTABLE TO YOU.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF  THE REQUIRED DOCUMENTS  ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT:  [***].

facsimile presentations are ALSO permitted.  Should Beneficiary wish to make A presentation under this Letter of Credit entirely by facsimile transmission it need not transmit THE ORIGINAL OF thIS Letter of Credit and amendments, if any.  each facsimile transmission shall be MADE AT:  [***]; AND UNDER CONTEMPORANEOUS TELEPHONE ADVICE TO:  [***].  ABSENCE OF THE AFORESAID TELEPHONE ADVICE SHALL NOT AFFECT OUR OBLIGATION TO HONOR ANY DRAW REQUEST.

THIS LETTER OF CREDIT IS TRANSFERABLE IN WHOLE BUT NOT IN PART ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND for THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE.  AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINALS OR COPIES OF ALL AMENDMENTS, IF ANY, TO THIS LETTER OF CREDIT MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT A DULY EXECUTED.  THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK.  APPLICANT SHALL PAY OUR TRANSFER FEE OF ¼ OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT.  EACH TRANSFER SHALL BE EVIDENCED BY EITHER (1) OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE OR (2) OUR ISSUING A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

    ___________________________                           ___________________________

     AUTHORIZED SIGNATURE                                 AUTHORIZED SIGNATURE

[***]
	APPLICANT’S SIGNATURE(s)	DATE

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IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER __________________

EXHIBIT A

FORM OF TRANSFER FORM

DATE: ____________________

TO: [***]

       [***]RE: IRREVOCABLE STANDBY LETTER OF CREDIT

       [***][***]

       [***][***]

       STANDBY LETTERS OF CREDIT                     L/C AMOUNT: ___________________

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

_____________________________________________________________________________________

(NAME OF TRANSFEREE)

_____________________________________________________________________________________

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE.  TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE.  ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO EITHER (1) ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER, OR (2) ISSUE A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

SINCERELY,

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     (BENEFICIARY’S NAME)

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(SIGNATURE OF BENEFICIARY)

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        (NAME AND TITLE)

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	APPLICANT’S SIGNATURE(s)	DATE

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    SIGNATURE AUTHENTICATED

The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.

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(Name of Bank)

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(Address of Bank)

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(City, State, ZIP Code)

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(Authorized Name and Title)

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(Authorized Signature)

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(Telephone number)

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	APPLICANT’S SIGNATURE(s)	DATE

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EXTENSION OPTION

RIDER NO. 1 TO LEASE

This Rider No. 1 is made and entered into by and between BPP PACIFIC INDUSTRIAL CA NON-REIT OWNER 2 LLC, a Delaware limited liability company (“Landlord”), and ORCHARD THERAPEUTICS NORTH AMERICA, a California corporation (“Tenant”), as of the day and year of the Lease between Landlord and Tenant to which this Rider is attached.  Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease.  All references in the Lease and in this Rider to the “Lease” shall be construed to mean the Lease (and all Exhibits and Riders attached thereto), as amended and supplemented by this Rider.  All capitalized terms not defined in this Rider shall have the same meaning as set forth in the Lease.

1.Landlord hereby grants to Tenant one (1) option (“Extension Option”) to extend the Term of the Lease for one additional period of ten (10) years (the “Option Term”), on the same terms, covenants and conditions as provided for in the Lease during the initial Term, except for the Monthly Base Rent, which shall initially be equal to the “fair market rental rate” for the Premises for the Option Term as defined and determined in accordance with the provisions of the Fair Market Rental Rate Rider attached to the Lease as Rider No. 2, subject to fair market annual rent adjustments during the Option Term. Such fair market rental rate shall be determined in accordance with the Fair Market Rental Rate Rider attached to the Lease as Rider No. 2.

2.An Extension Option must be exercised, if at all, by written notice (“Extension Notice”) delivered by Tenant to Landlord no sooner than that date which is fifteen (15) months and no later than that date which is twelve (12) months prior to the expiration of the then current Term of the Lease.  Provided Tenant has properly and timely exercised the Extension Option, the then current Term of the Lease shall be extended by the Option Term, and all terms, covenants and conditions of the Lease shall remain unmodified and in full force and effect, except that the Monthly Base Rent shall be as set forth above, and except that the number of remaining Extension Options (if any) shall be reduced by one.

3.The Extension Option is personal to (i) the original Tenant executing this Lease, or (ii) a Permitted Transferee, and may be exercised only by the original Tenant executing this Lease (or such Permitted Transferee) while occupying at least fifty percent (50%) of the Premises, and may not be exercised or be assigned, voluntarily or involuntarily, by any person or entity other than the original Tenant executing this Lease or such Permitted Transferee.  The Extension Option granted to Tenant under this Lease is not assignable separate and apart from this Lease, nor may such Extension Option be separated from this Lease in any manner, either by reservation or otherwise.  Tenant will have no right to exercise any Extension Option, notwithstanding any provision of the grant of the Extension Option to the contrary, and Tenant’s exercise of such Extension Option may be nullified by Landlord and deemed of no further force or effect, if (i) a Default exists as of Tenant’s exercise of the Extension Option in question or (ii) Tenant has sublet all or more than fifty percent (50%) of the Premises except pursuant to a Permitted Transfer.  The Extension Option granted to Tenant is hereby deemed an economic term which Landlord, in its sole and absolute discretion, may or may not offer in conjunction with any future extensions of the Term.

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FAIR MARKET RENTAL RATE

RIDER NO. 2 TO LEASE

This Rider No. 2 is made and entered into by and between BPP PACIFIC INDUSTRIAL CA NON-REIT OWNER 2 LLC, a Delaware limited liability company (“Landlord”), and ORCHARD THERAPEUTICS NORTH AMERICA, a California corporation (“Tenant”), as of the day and year of the Lease between Landlord and Tenant to which this Rider is attached.  Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any inconsistent provisions of the Lease.  All references in the Lease and in this Rider to the “Lease” shall be construed to mean the Lease (and all Exhibits and Riders attached thereto), as amended and supplemented by this Rider.  All capitalized terms not defined in this Rider shall have the same meaning as set forth in the Lease.

1.The term “fair market rental rate” as used in this Rider and any Rider attached to the Lease means the annual amount per square foot, projected for each year of the Option Term (including annual adjustments), that a willing, non-equity tenant (excluding sublease and assignment transactions) would pay, and a willing landlord of a comparable quality research and development building located in the Fremont, California area would accept, in an arm’s length transaction, for space of comparable size, quality and ceiling height as the Premises, taking into account the age, quality and layout of the existing improvements in the Premises, the value of the portion of the Tenant Improvements paid for by Landlord via the Allowance [***], and taking into account all relevant factors, including items that professional real estate brokers or professional real estate appraisers customarily consider, including, but not limited to, rental rates, space availability, tenant size, parking charges, if any, and any other lease considerations, if any, then being charged or granted by Landlord or the lessors of such similar buildings, but excluding the value of any improvements paid for by Tenant (including, without limitation, value of the Tenant Improvements exclusive of any portion thereof paid for by the Allowance).  All economic terms other than Monthly Base Rent, such as tenant improvement allowance amounts, if any, operating expense allowances, parking charges, etc., will be established by Landlord and will be factored into the determination of the fair market rental rate for the Option Term.  Accordingly, the fair market rental rate will be an effective rate, not specifically including, but accounting for, the appropriate economic considerations described above.

2.Landlord shall provide written notice of Landlord’s determination of the fair market rental rate not later than sixty (60) days after the day upon which Tenant timely exercises the right giving rise to the necessity for such fair market rental rate determination.  Tenant shall have thirty (30) days (“Tenant’s Review Period”) after receipt of Landlord’s notice of the fair market rental rate within which to (i) accept such fair market rental rate, (ii) object thereto in writing or (iii) rescind its Extension Notice.  Failure of Tenant to so rescind its Extension Notice or to so object to the fair market rental rate submitted by Landlord in writing within Tenant’s Review Period shall conclusively be deemed Tenant’s approval and acceptance thereof.  If within Tenant’s Review Period Tenant objects to or is deemed to have disapproved the fair market rental rate submitted by Landlord, Landlord and Tenant will meet together with their respective brokers to present and discuss their individual determinations of the fair market rental rate for the Premises under the parameters set forth in Paragraph 1 above and shall diligently and in good faith attempt to negotiate a rental rate on the basis of such individual determinations.  Such meeting shall occur no later than ten (10) days after the expiration of Tenant’s Review Period.  The parties shall each provide the other with such supporting information and documentation as they deem appropriate.  At such meeting if Landlord and Tenant are unable to agree upon the fair market rental rate, they shall each submit to the other their respective best and final offer as to the fair market rental rate.  If Landlord and Tenant fail to reach agreement on such fair market rental rate within five (5) business days following such a meeting (the “Outside Agreement Date”), Tenant’s Extension Option will be deemed null and void unless Tenant demands appraisal, in which event each party’s determination shall be submitted to appraisal in accordance with the provisions of Section 3 below.

3.(a)  Landlord and Tenant shall each appoint one (1) independent appraiser who shall by profession be an M.A.I. certified real estate appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of commercial (including office) properties in the California Commerce Center in the Baldwin Park, California area.  The determination of the appraisers shall be limited solely to the issue of whether Landlord’s or Tenant’s last proposed (as of the Outside Agreement Date) best and final fair market rental rate for the Premises is the closest to the actual fair market rental rate for the Premises as determined by the appraisers, taking into account the requirements specified in Section 1 above.  Each such appraiser shall be appointed within ten (10) business days after the Outside Agreement Date.

(b)The two (2) appraisers so appointed shall within ten (10) business days after the date of the appointment of the last appointed appraiser agree upon and appoint a third appraiser who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) appraisers.

(c)The three (3) appraisers shall within ten (10) business days after the appointment of the third appraiser reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted best and

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final fair market rental rate, and shall notify Landlord and Tenant thereof.  During such ten (10) business day period, Landlord and Tenant may submit to the appraisers such information and documentation to support their respective positions as they shall deem reasonably relevant and Landlord and Tenant may each appear before the appraisers jointly to question and respond to questions from the appraisers.

(d)The decision of the majority of the three (3) appraisers shall be binding upon Landlord and Tenant and neither party shall have the right to reject the decision or to undo the exercise of the applicable Option.  If either Landlord or Tenant fails to appoint an appraiser within the time period specified in Section 3(a) hereinabove, the appraiser appointed by one of them shall within ten (10) business days following the date on which the party failing to appoint an appraiser could have last appointed such appraiser reach a decision based upon the same procedures as set forth above (i.e., by selecting either Landlord’s or Tenant’s submitted best and final fair market rental rate), and shall notify Landlord and Tenant thereof, and such appraiser’s decision shall be binding upon Landlord and Tenant  and neither party shall have the right to reject the decision or to undo the exercise of the applicable Option.

(e)If the two (2) appraisers fail to agree upon and appoint a third appraiser, either party, upon ten (10) days written notice to the other party, can apply to the Presiding Judge of the Superior Court of Los Angeles County to appoint a third appraiser meeting the qualifications set forth herein.  The third appraiser, however, selected shall be a person who has not previously acted in any capacity for either party.

(f)The cost of each party’s appraiser shall be the responsibility of the party selecting such appraiser, and the cost of the third appraiser (or arbitration, if necessary) shall be shared equally by Landlord and Tenant.

(g)If the process described hereinabove has not resulted in a selection of either Landlord’s or Tenant’s submitted best and final fair market rental rate by the commencement of the applicable Option Term, then the fair market rental rate estimated by Landlord will be used until the appraiser(s) reach a decision, with an appropriate rental credit and other adjustments for any overpayments of Monthly Base Rent or other amounts if the appraisers select Tenant’s submitted best and final estimate of the fair market rental rate.  The parties shall enter into an amendment to this Lease confirming the terms of the decision.

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SCHEDULE 4.4.1

Landlord HVAC Installation Area (in Red)

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SCHEDULE 13.1

Required Removables and Items Which May Be Left Behind

Required Removables:

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Items Which May Be Left Behind:

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Schedule 13.1 1
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